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                                                                   Exhibit 10.10

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                                 LOAN AGREEMENT

                                     BETWEEN

                    HARTMAN REIT OPERATING PARTNERSHIP, L.P.

                                   as Borrower

                                       AND

                           UNION PLANTER'S BANK, N.A.

                                    as Lender

                            Dated as of June 30, 2003

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                                TABLE OF CONTENTS

                                                                            Page
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SECTION 1 DEFINITIONS..........................................................1

   1.1  Definitions............................................................1
   1.2  Accounting Terms......................................................14
   1.3  Other Terms...........................................................14
   1.4  References............................................................14
   1.5  Sections..............................................................15
   1.6  Number and Gender.....................................................15
   1.7  Incorporation of Exhibits.............................................15
   1.8  Certain Other Matters of Construction.................................15
   1.9  Calculation of Financial Covenants....................................15

SECTION 2 CONDITIONS..........................................................15

   2.1  Conditions to Initial Advance by Lender...............................15
   2.2  Conditions Precedent to Future Advances...............................17

SECTION 3 THE COMMITMENTS.....................................................17

   3.1  Revolving Loan........................................................17
   3.2  Borrowing Procedure for Revolving Note................................18
   3.3  Payments..............................................................18
   3.4  Purpose...............................................................18
   3.5  Additional Mandatory Payments.........................................18
   3.6  Subordinated Debt Payments............................................19
   3.7  Prepayment............................................................19
   3.8  Assignment of Accounts................................................19
   3.9  Renewal...............................................................19

SECTION 4 REPRESENTATIONS AND WARRANTIES......................................19

   4.1  Representations and Warranties of Borrower............................19

SECTION 5 AFFIRMATIVE COVENANTS...............................................24

   5.1  Covenants of Borrower.................................................24

SECTION 6 NEGATIVE COVENANTS..................................................30

   6.1  Negative Covenants of Borrower........................................30

SECTION 7 EVENTS OF DEFAULT...................................................33

   7.1  Events of Default.....................................................33

SECTION 8 RIGHTS AND REMEDIES OF LENDER.......................................35

   8.1  Acceleration..........................................................35
   8.2  Additional Rights.....................................................36
   8.3  Termination of Obligations............................................36

                                       (i)

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   8.4  Interest Hedge Agreements.............................................36

SECTION 9 MISCELLANEOUS.......................................................36

   9.1  No Duty or Special Relationship.......................................36
   9.2  Other Remedies Not Required...........................................36
   9.3  NO CONTROL BY LENDER..................................................36
   9.4  No Partnership........................................................37
   9.5  Representations and Warranties........................................37
   9.6  Notice................................................................37
   9.7  Other Fees............................................................37
   9.8  Binding Effect........................................................38
   9.9  Inconsistencies and Conflicts.........................................38
   9.10  Renewal of Indebtedness..............................................38
   9.11  No Waiver............................................................38
   9.12  APPLICABLE LAW.......................................................38
   9.13  Amendment............................................................38
   9.14  Future Advances......................................................38
   9.15  Severability.........................................................39
   9.16  Lender's Discretion..................................................39
   9.17  Entire Agreement.....................................................39
   9.18  Counterparts.........................................................39
   9.19  Controlling Agreement................................................39
   9.20  Business Loans.......................................................40
   9.21  Confirmation of Opportunity..........................................40

                                      (ii)

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                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of this 30th day of June, 2003, by and between HARTMAN REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), and UNION PLANTER'S BANK, N.A., a national banking association ("Lender").

                              W I T N E S S E T H:

          In consideration of the mutual covenants and agreements herein contained, Lender and Borrower agree as follows:

                                    SECTION 1
                                   DEFINITIONS

          1.1 Definitions. In addition to the defined terms set forth elsewhere herein, the following terms shall have the meanings set forth below:

          "Accounts", "Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Instruments", and "Inventory" shall have the same respective meanings as are assigned these terms under the Uniform Commercial Code, as adopted in Texas and in effect from time to time.

          "Adjusted Expenses" shall mean the actual cash operating expenses of each Eligible Property then covered by the Deed of Trust calculated for the applicable period of time, adjusted to include appropriate monthly accruals, including, without limitation, for (a) property taxes, (b) insurance, and (c) reserves for capital repairs and replacements (in an amount approved by Lender. For purposes of this Agreement, Adjusted Expenses shall not include payments of principal and interest made on the Revolving Note.

          "Adjusted Income" shall mean the actual cash operating income received from each Eligible Property then covered by the Deed of Trust calculated for the applicable period of time (being rental income under Approved Leases, plus ancillary income), but excluding tenant security and other deposits (except to the extent the tenant has forfeited its rights to return thereof).

          "Affiliate" shall mean (a) a corporation or limited liability company the majority of whose outstanding shares or membership interests are owned (individually or collectively) by (i) Borrower, (ii) any Person identified in this paragraph, (iii) any Subsidiary of Borrower or any Person identified in this paragraph, (iv) the parent corporation of Borrower, or
     (v) any Subsidiary of Borrower's parent corporation, (b) any joint venture in which Borrower or any Person identified in this paragraph is a joint venturer, (c) any general or limited partnership in which Borrower or any

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     Person identified in this paragraph is a general partner, (d) any limited liability company or limited liability partnership in which Borrower or any Person identified in this paragraph is a member or partner, (e) any shareholder or member who owns more than ten percent (10%) of the outstanding common stock or membership interests of Borrower or any other Person identified in this Paragraph, (f) any employee, officer, member, or director of Borrower or any other Person identified in this Paragraph, and
     (g) any blood relation of any living Person identified in this Paragraph.

          "Aggregate Amortization Amount" shall mean the monthly payment of principal and interest which would be required to fully amortize the aggregate unpaid principal balance of all Debt of Borrower as of the applicable date in level payments of principal and interest over the Amortization Term initially at an assumed interest rate equal to seven percent (7%) per annum (Lender may reset this rate at its option on an annual basis).

          "Amortization Term" shall mean a 15-year term.

          "Approved Leases" shall have the meaning assigned to that term in
     Section 5.1(m).

          "Borrower" and "Lender" shall mean the parties identified above.

          "Borrowing Base" shall mean an amount equal to fifty percent (50%) of the aggregate, combined "as-is" or "fee simple" appraised value (as applicable) of the Eligible Properties (based on Lender's most recent appraisals thereof).

          "Business Day" shall mean a day, other than Saturday or Sunday, when Lender is open for conducting all of its normal business activities.

          "Capitalized Lease Obligation" shall mean any indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Collateral Debt Service Coverage Ratio" shall mean, as of the applicable date, the ratio of (a) an amount equal to NOI of the Eligible Properties for the preceding four quarters ending on that date, to (b) an amount equal to 12 times the Monthly Amortization Amount as of such date. The Collateral Debt Service Coverage Ratio shall be calculated quarterly beginning September 30, 2003, on a rolling four quarter basis.

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          "Committed Revolving Loan Sum" shall mean an amount equal to
     $25,000,000.00.

          "Compliance Certificate" shall mean that certain report in the form of Exhibit "A" attached hereto and made a part hereof for all purposes.

          "Debt" of any Person means at any date, without duplication of amounts, (a) all indebtedness, obligations and liabilities of such Person for borrowed money, (b) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes, bankers acceptances or other similar instruments, whether recourse or nonrecourse and whether secured or unsecured, (c) all obligations of such Person issued or assumed as the deferred purchase of property or services (other than unsecured accounts payable, accrued expenses, deferred compensation, and other pension, benefit and welfare expenses arising in the ordinary course of business), (d) all Capitalized Lease Obligations of such Person, (e) all obligations, after netting, of such Person in respect of Interest Hedge Agreements, Derivatives, or other agreements, devices or arrangements designed to protect against fluctuations in commodity prices or currency exchange rates, (f) all amounts available for drawing under all letters of credit issued for the account of such Person and all amounts drawn under all such letters of credit for which such Person has an outstanding reimbursement obligation, (g) all mandatory obligations of such Person to redeem or repurchase its outstanding capital stock of Borrower at any time prior to the date six (6) months after the Termination Date, (h) any synthetic lease of such Person, (i) obligations of other Persons, whether or not assumed, secured by Liens upon property or payable out of the proceeds or production from property owned or acquired by such Person, but only to the extent of such property's fair market value, and (j) any liabilities of others of the type described in the preceding clauses (a) through (i) in respect of which such Person has incurred, assumed or acquired a liability by means of a guaranty. For purposes of this Agreement, the Debt of any Person shall include the Debt of any partnership or joint venture to which such Person is a party, to the extent such Debt is recourse to such Person.

          "Deed of Trust" shall mean the Master Deed of Trust (with Security Agreement and Assignment of Rents and Leases), in the form of Exhibit "E", which shall be delivered to Lender in accordance with the terms and provisions of this Agreement (and in any event in connection with the pledging of the Eligible Properties), and covering, among other things, the Eligible Properties, as it may be amended, renewed, extended, and supplemented from time to time.

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          "Default" shall mean any of the events specified in Section 7 of this
     Agreement, whether or not any requirement for the giving of notice or lapse of time or other condition precedent has been satisfied.

          "Derivatives" means any swap, hedge, cap, collar, or similar arrangement providing for the exchange of risks related to price changes in any commodity, including money.

          "Distribution" shall mean and include (a) the payment of any dividends or other distributions on partnership or other interests of the Borrower (except distributions in such partnership interests) and (b) the redemption, repurchase, acquisition of its partnership or other interests unless made contemporaneously from the net proceeds of the sale of those interests.

          "Eligible Property" shall mean any property approved by Lender for inclusion in the Borrowing Base and which Lender has received and approved all Required Due Diligence in connection therewith. Lender has approved the properties listed in Exhibit "D" for inclusion in the Borrowing Base upon Lender's receipt and approval of all Required Due Diligence for those properties.

          "Environmental Assessment Report" shall mean a written Phase I environmental hazard reports of the Land, in scope and form reasonably satisfactory to Lender, by a registered professional environmental firm selected by Borrower and consented to by Lender, such consent not to be unreasonably withheld or delayed, which shall include, at a minimum, unless otherwise agreed to by Lender in writing, an on-site inspection of the Land, a minimum of a fifty (50) year site use history from available title and business records, an investigation for underground storage tanks, a statement whether any portion of the land is in wetlands, an inventory of existing state and federal CERCLA (as hereafter defined) sites, land fills, and chemical storage wells in reasonable proximity to the property covered by the Deed of Trust, surface waterflow analysis for the site, and all other procedures then customary for such a Phase I environmental hazard reports, delivered by Borrower to Lender in accordance with the terms and provisions of this Agreement.

          "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of

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     any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of Borrower or the business conducted thereon.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, from time to time, and the rules and regulations promulgated thereunder and the interpretations thereof.

          "Event of Default" shall mean any of the events specified in Section 7 of this Agreement, provided that any applicable requirements specifically provided for in Section 7 for notice, lapse of time, or otherwise have been satisfied.

          "Financial Statements" shall mean the financial statements of Borrower, which have been delivered to Lender as a condition precedent to Lender's obligations under and pursuant to this Agreement.

          "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time, applied on a basis consistent with that of the preceding fiscal year of Borrower, reflecting only such changes in accounting principles or practice with which the independent public accountants of Borrower concur.

          "Global Debt Service Coverage Ratio" shall mean, as of the applicable date, (a) an amount equal to NOI from all assets of Borrower for the preceding four quarters ending on that date, to (b) an amount equal to 12 times the monthly Aggregate Amortization Amount as of such date. The Global Debt Service Coverage Ratio shall be calculated quarterly on a rolling four-quarter basis.

          "GMAC Debt" shall mean debt of Borrower or an affiliate of Borrower as the case may be, to General Motors Acceptance Corporation, but only to the extent existing as of the date of this Agreement.

          "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, agency, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, without limitation, any state agencies and Persons responsible in whole or in part for environmental matters in the states in which Borrower is located or otherwise conducting its business activities and the United States Environmental Protection Agency.

          "Hazardous Substances" shall mean flammables, explosives, radon, radioactive materials, hazardous wastes, asbestos, urea

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     formaldehyde foam insulation, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, methane, associated oil or natural gas exploration, production, and development wastes, or any "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or related materials, as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

          "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

          "Interest Hedge Agreements" shall mean any and all agreements, devises or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates or foreign exchange rates, including, but not limited to, interest rate cap or collar protection agreements, interest rate swap agreements, derivatives, or interest rate options, as the same may be amended or modified and in effect from time to time.

          "Lien" shall mean any interest in any Eligible Property securing an obligation owed to, or a claim by, a Person other than the owner of the Eligible Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, right-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting an Eligible Property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any Eligible Property which it either has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Eligible Property has been retained by or vested in some other Person for security purposes.

          "Loan Documents" shall mean this Agreement, the Notes, the Subordination Agreements, the Security Instruments, and such other instruments, documents, and agreements evidencing, securing, or pertaining to the loans evidenced by the Notes, which have heretofore

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     been or hereafter are from time to time executed and delivered to Lender by
     Borrower, or any other Person pursuant to this Agreement.

          "Material Adverse Change" shall mean any act, circumstance, or event (including, without limitation, any announcement of action) which (a) causes an Event of Default, (b) otherwise could reasonably be expected to be material and adverse to the financial condition or operations of Borrower, or (c) in any manner could reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Document.

          "Maximum Rate" shall mean, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code, as it may from time to time be amended, establishes the Maximum Rate, the Maximum Rate shall be the "weekly rate ceiling", as determined under Section 303.002 of the Texas Finance Code, after application of Section 303.009 of the Texas Finance Code, for that day. Provided, however, that to the extent permitted by applicable law, Lender reserves the right to change, from time to time by further notice and disclosure to Borrower, the ceiling on which the Maximum Rate is based under the Texas Finance Code; and, provided further, that the "highest non-usurious rate of interest permitted by applicable law" for purposes of this Agreement shall not be limited to the applicable rate ceiling under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Agreement (and the interest contracted for, charged and collected thereunder) shall permit a higher rate of interest.

          "Monthly Amortization Amount" shall mean the monthly payment of principal and interest which would be required to fully amortize the aggregate unpaid principal balance of the Revolving Note as of the applicable date in level payments of principal and interest over the Amortization Term initially at an assumed interest rate equal to seven percent (7%) per annum (Lender may reset this rate at its option on an annual basis).

          "Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet, prepared in accordance with GAAP, plus (b) the minority interest of unit holders, minus (c) total liabilities, as would be reflected on a balance sheet of Borrower, prepared in accordance with GAAP.

          "NOI" shall mean the amount, if any, by which the Adjusted Income exceeds the Adjusted Expenses.

          "Notes" shall mean the Revolving Note and any other note heretofore or hereafter executed and delivered by Borrower to Lender,

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     together with all renewals, increases, replacements, extensions, modifications, and rearrangements of any of the foregoing, as may be entered into from time to time by Borrower and Lender.

          "Obligations" shall mean all indebtedness, obligations, and liabilities of Borrower to Lender of every nature and description, now or hereafter existing or arising, whether such indebtedness is direct or indirect, primary or secondary, fixed or contingent or arises out of or is evidenced by a promissory note, deed of trust, security agreement, open account, overdraft, endorsement, surety agreement, guaranty, or otherwise, including, without limitation, all such obligations, liabilities, and indebtedness of Borrower to Lender under or in connection with the Loan Documents. Obligations shall include all renewals, extensions and rearrangements of any of the above described obligations and indebtedness.

          "OSHA" shall mean the Occupational Safety and Health Act and all rules and regulations from time to time promulgated thereunder and all amendments thereof and thereto.

          "Permitted Debt" of Borrower shall mean:

          (a) the Debt included in the Obligations;

          (b) any Interest Hedge Agreements relating to the Notes entered into with Lender or with any other institution (to the extent approved by Lender);

          (c) Subordinated Debt;

          (d) Debt arising from endorsing negotiable instruments for collection in the ordinary course of business;

          (e) unsecured trade payables that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade terms;

          (f) Debt constituting reimbursement or indemnity obligation to securities issuing payment, performance and warranty bonds in the ordinary course of Borrower's business; and

          (g) GMAC Debt.

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          "Permitted Investments" shall mean:

          (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;

          (b) certificates of deposit and Eurodollar time deposits with maturities of one year of less from the date of acquisition and overnight bank deposits of any commercial bank (i) having capital and surplus in excess of $500,000,000.00 or (ii) which has a short-term commercial paper rating which satisfies the requirements set forth in clause (d) of this definition;

          (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) or this definition, having a term of not more than 30 days with respect to securities issued, fully guaranteed or insured by the United States Government or any agency thereof;

          (d) commercial paper rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group on the date of acquisition;

          (e) securities with maturities of one year or less from the date of acquisition which are issued, insured, or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of such state, commonwealth or territory;

          (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;

          (g) shares of money market mutual or similar funds which invest primarily in assets satisfying the requirements of clauses (a) through (f) of this definition;

          (h) time deposits and certificates of deposit in Lender and other investments, securities and products offered by Lender (including Eurodollar deposits);

          (i) expense accounts for, and other advances to, directors, officers, and employees in the ordinary course of business;

          (j) demand deposit accounts maintained in the ordinary course of business;

          (k) current trade, costs in excess of billings, and customer accounts receivable that are for goods furnished or services rendered in

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     the ordinary course of business and that are payable in accordance with customary trade terms;

          (l) investments in Subsidiaries of Borrower and investments in affiliates of Borrower, to the extent made in the ordinary and customary course of business; and

          (m) short term investments in preferred stock issues up to $5,000,000.00 in the aggregate amount outstanding at any one time.

          "Permitted Liens" shall mean, as applied to the Property of any specified Person:

          (a) Liens created pursuant to any Loan Document;

          (b) Liens for taxes and other impositions imposed by a Governmental Authority if the same are not at the time due and delinquent or are being contested in good faith and by appropriate proceedings, and if the specified Person has set aside on its books such reserves as may be required by GAAP;

          (c) Liens of carriers, warehousemen, mechanics, laborers, materialmen, and landlords and other similar Liens arising by operation of law for sums not yet due or being contested in good faith and by appropriate proceedings, if the specified Person has set aside on its books such reserves as may be required by GAAP, or which have been subordinated in a manner satisfactory to Lender;

          (d) Liens incurred in the ordinary course of the specified Person's business in connection with workmen's compensation, unemployment insurance and other social security legislation (other than pursuant to ERISA or Section 412(n) of the Code) or to secure liabilities to insurance carriers under insurance or self-insurance arrangements and other obligations of a like nature, so long as, in each case with respect to this clause (d), such Liens do not secure obligations constituting Debt;

          (e) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of the specified Person;

          (f) Liens upon property, including any attachment of property or other legal process, prior to adjudication of a dispute on the merits, if the same are being contested in good faith and by appropriate proceedings and if the specified Person has set aside on its books such reserves as may be required by GAAP;

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          (g) good faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases (other than for Capitalized Lease Obligations), or to secure statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds in the ordinary course of business;

          (h) any interest or title of a lessor in assets being leased to Borrower (other than for Capitalized Lease Obligations);

          (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

          (j) defects or irregularities in the Borrower's title to its real properties which do not materially (i) diminish the value of the surface estate, or (ii) interfere with the ordinary conduct of the Borrower's business or the use or intended use of any of such properties; and

          (k) the items listed in Exhibit B to the Deed of Trust;

          (l) Liens securing sureties for reimbursement of amounts paid on payment, performance and warranty bonds (to the extent such amounts constitute Permitted Debt under paragraph (f) of the definition of Permitted Debt); and

          (m) Liens securing GMAC Debt (to the extent existing as of the date hereof and not securing an Eligible Property).

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Plan" shall mean an employee benefit plan of Borrower subject to ERISA.

          "Release of Hazardous Substances" shall mean any emission, spill, release, leak, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or

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     (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Eligible Property of Borrower.

          "Reportable Event" shall mean a reportable event as defined by ERISA.

          "Required Due Diligence" shall mean the following items:

          (a) a current title commitment for a mortgagee's policy of title insurance for the Property, issued by a company acceptable to Lender (and satisfy the requirements of Exhibit "C") on the Texas TLTA form;

          (b) an Environmental Assessment Report, together with such additional environmental site assessments and other environmental due diligence as recommended in the Environmental Assessment Report or as otherwise required by Lender;

          (c) a current survey of the property, satisfying the requirements of Exhibit "B";

          (d) a current rent roll and lease summary report, copies of all leases required by Lender, and a copy of the form lease agreement used by Borrower in leasing space at the applicable property;

          (e) evidence of all applicable insurance as required by the Deed of Trust, this Agreement, and as otherwise required by Lender;

          (f) a current appraisal of the applicable property, performed by a third party and approved by Lender in a manner and scope satisfactory to Lender, and reflecting a fair market value of the Property, on an as-is basis;

          (g) certificates or other satisfactory evidence (i) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the applicable property; and (ii) that all taxes, standby fees and any other similar charges which could create a lien on the particular property or any part thereof have been paid to the extent due and payable;

          (h) evidence that there is sufficient water, electrical, telephone, sewer and storm sewer, and other utility availability for the applicable property and its intended use;

          (i) evidence that the applicable land and improvements comply and will comply with all Requirements of Law regarding subdivision and platting and would so comply if such land and the improvements thereon were conveyed as a separate parcel;

          (j) if requested by Lender, evidence that no ground fault runs through the Land and evidence that no portion of the Land on which improvements are to be constructed lies in the 100-year flood plain or an area designated by Governmental Authority as being flood prone;

          (k) copies of all leases of any part of the applicable property and for each such lease of any part of the applicable property, a subordination, non-disturbance, and attornment agreement (on a form satisfactory to Lender), executed by each tenant;

          (l) evidence satisfactory to Lender that no portion of the applicable property is in wetlands; and

          (m) such other documents and certificates as Lender may reasonably request in connection with the transactions contemplated in this Agreement.

          "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, decrees, judgments, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations (and any authoritative interpretation of any of the foregoing), in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Note" shall mean that certain promissory note of Borrower dated of even date herewith, in the maximum amount of the Committed Revolving Loan Sum, payable to the order of Lender, and any and all renewals, extensions, modifications, replacements, substitutions, increases, and rearrangements thereof.

          "Security Instruments" shall mean the Deed of Trust and any and all other heretofore and hereafter existing security and other agreements which create or grant a lien or security interest as security for any of the Notes or other Obligations.

          "Subordinated Debt" shall mean, collectively, any and all now or hereafter existing indebtedness and other obligations owing by Borrower (or the parent or any Subsidiary of Borrower) to any Person, but only to the extent that the holder of any such indebtedness has subordinated, in accordance with the terms of a Subordination Agreement or in another manner satisfactory to Lender, its, his, or her right to payment thereof to the right of Lender to payment of the Obligations.

          "Subordination Agreements" shall mean all Subordination Agreements among Borrower, Lender, and any other Person, whereby such other Person, among other things, subordinates its, his, or her right to payment of amounts owing to it, him, or her by Borrower to Lender's right to full and final payment and performance of the Obligations, in a manner satisfactory to Lender.

          "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Termination Date" shall mean the earlier to occur of (a) June 30, 2005, or (b) an Event of Default.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with such principles. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants or any similar accounting body of comparable standing, or shall be recommended by Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof as contemplated by this Agreement at the time of execution hereof, then in such event, such changes shall be followed in defining such accounting terms only after Lender and Borrower amend this Agreement to reflect the original intent of such terms in light of such changes, and such terms shall continue to be applied and interpreted without such change until such agreement.

          1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for in the Uniform Commercial Code, as adopted in Texas, to the extent the same are used or defined therein.

          1.4 References. References in this Agreement to Section or Exhibit numbers shall be to Sections and Exhibits of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinabove," "hereinafter," "hereinbelow," "hereof," and "hereunder" shall be to this Agreement in its entirety and not only to the particular Section or
Exhibit in which such reference appears.

          1.5 Sections. This Agreement, for convenience only, has been divided into Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Sections and without regard to headings prefixed to such Sections.

          1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

          1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

          1.8 Certain Other Matters of Construction. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. Current, for purposes of this Agreement and the other Loan Documents, shall mean within 30 days from the applicable date. Knowledge, for purposes of this Agreement, shall mean actual and constructive knowledge. The use of the term "or" in a sequence shall mean "and/or".

          1.9 Calculation of Financial Covenants. All financial covenants will be calculated for purposes of this Agreement in dollars and on a combined and consolidated basis.

                                    SECTION 2
                                   CONDITIONS

          2.1 Conditions to Initial Advance by Lender. Subject to the terms and provisions of Section 2.2 hereof, the obligations of Lender to enter into this Agreement and to make its initial advance under this Agreement are subject to the full, complete, and timely satisfaction of each of the following conditions precedent as of the date hereof:

          (a) Lender shall have received each of the following and found them each to be satisfactory:

               (i) each of the Loan Documents, in properly executed form (other than the Deed of Trust, which will be provided prior to any advance under the Revolving Note after the date hereof);

               (ii) copies of all fully executed instruments and agreements evidencing all Subordinated Debt (if any);

               (iii) an origination fee of $25,000.00, together with reimbursement for all reasonable fees and expenses incurred by Lender in connection with the negotiation, preparation, recordation, and execution of this Agreement and all other documents and agreements required by Lender in connection with this Agreement;

               (iv) copies of all organizational documents of Borrower and its constituent entities, together with any and all modifications thereof as of the date hereof;

               (v) all Certificates of Authority, Certificates of Good Standing, Certificates of Existence, resolutions (with secretary's certificate), Secretary's Certificates of Incumbency, and all other documents required by Lender to evidence Borrower and its representatives are empowered and duly authorized to enter into the agreements evidenced by the Loan Documents (and which shall include, without limitation, an opinion of Borrower's counsel, prepared on a form satisfactory to Lender);

               (vi) evidence that Borrower has all insurance required by this Agreement and otherwise by Lender (which shall include, without limitation, a schedule of insurance);

               (vii) all financial statements and other information related thereto required by Lender in connection with Borrower's application for the loans described in this Agreement; and

               (viii) results of a search of the UCC records of the Texas Secretary of State and such other States as are required by Lender, from a source acceptable to Lender, reflecting no liens or security interests against any property of Borrower as to which perfection of a lien or security interest is accomplished by the filing of a financing statement in favor of Lender;

          (b) No Material Adverse Change shall have occurred;

          (c) The representations and warranties contained in Section 4 shall, except as affected by the transactions contemplated by this Agreement, be true and unbreached;

          (d) No Default or no Event of Default shall have occurred and be continuing;

          (e) All other applicable requirements of this Agreement and the other Loan Documents shall have been fully and completely satisfied;

          (f) All legal matters incident to the consummation of the transactions contemplated under this Agreement shall be satisfactory to Gardere Wynne Sewell LLP, special counsel for Lender; and

          (g) As security for the payment of the Notes and the performance of the Obligations, Lender shall have received, in addition to the items set forth elsewhere in this Section, all landlord's waivers, copyrights and/or patent filings, financing statements, and perfected lien and security interest in and to the collateral covered by the Loan Documents.

          2.2 Conditions Precedent to Future Advances. The obligation of Lender under this Agreement to make any advances after the date of this Agreement, in accordance with the terms and provisions of Section 3 of this Agreement, are subject to the full and complete satisfaction of each of the following conditions precedent as of the date of such advance or payment:

          (a) Prior to the first advance under the Revolving Note after the date hereof, payment of all title premiums for the issuance of a mortgagee's title policy, insuring the liens granted in the Deed of Trust and satisfying the requirements of Exhibit "C" (and in any event containing a revolving note endorsement), and in the amount of the Committed Revolving Loan Sum;

          (b) The representations and warranties set forth in Section 4 of this Agreement shall be true and correct as of the date of the making of such advance or payment with the effect as though the representation or warranty had been made on this date;

          (c) No Default or Event of Default shall have occurred and be continuing, or will result from, the making of such advance; and

          (d) All conditions set forth in Section 2.1 shall be then fully and completely satisfied (including, without limitation, any condition precedent waived, in whole or in part, by Lender in connection with the initial advance or any subsequent advance), and all terms and provisions of
     Section 3 of this Agreement shall then be fully and completely satisfied.

                                    SECTION 3
                                 THE COMMITMENTS

          3.1 Revolving Loan. Subject to the full, complete, and timely satisfaction of each of the applicable terms and conditions of Sections 2.1 and
2.2 of this Agreement and as elsewhere set forth herein, and relying on the representations and warranties of Borrower hereinafter set forth, Lender agrees to make available to Borrower a revolving line of credit pursuant to which Borrower may borrow, repay, and reborrow under the terms of this Agreement on or after the date hereof and prior to the Termination Date, amounts not exceeding at any one time outstanding an aggregate principal amount equal to the lesser of (a) the Committed Revolving Loan Sum or (b) the Borrowing Base, which revolving loan shall be evidenced by Revolving Note.

          3.2 Borrowing Procedure for Revolving Note. Subject to the terms and provisions of this Agreement, Borrower may request advances under the Revolving Note directly from Lender. Each such request by Borrower for an advance under the Revolving Note shall be received by a duly authorized representative of Lender not later than 12:00 p.m., Houston, Texas time, three Business Days prior to the date for funding of the requested advance, which shall be on a Business Day. Each such request for advance shall specify: (i) the amount of the requested advance (which shall in no event be less than $15,000.00); and (ii) the proposed date of the advance (which shall be a Business Day). Lender, at its option, may accept telephonic requests for advances, provided that such acceptance shall not constitute a waiver of the Lender's right to delivery of a written notice in connection with subsequent advances and further provided that all such telephonic requests are immediately confirmed by Borrower in writing, whether by facsimile or otherwise. On the date specified for each advance hereunder, subject to the terms and conditions of this Agreement (including, without limitation, that no Event of Default has occurred and is then existing and that no representation or warranty set forth in this Agreement is then false or untrue), Lender shall make such advances available to Borrower by depositing the same, in immediately available funds, in an account of Borrower (designated by the Borrower) maintained with Lender, or by such other means as is acceptable to Lender and Borrower.

          3.3 Payments. All payments made by Borrower under this Agreement or the Notes, or the other Loan Documents, shall be in immediately available funds, not later than 2:00 p.m., Houston time, on the date that such payment is required to be made, to Lender at 5005 Woodway, Houston, Texas 77056, or such other address provided by Lender. Any payment received after 2:00 p.m., Houston time, shall be deemed to have been received on the next Business Day. If the date for any payment due under the Loan Documents falls on a day which is not a Business Day, such payment date shall be deemed to have fallen on the next following Business Day.

          3.4 Purpose. All funds borrowed pursuant to this Agreement for the loan evidenced by the Revolving Note shall be used by Borrower for acquisition funding for income producing properties and/or for capital expenditures for improvements or leasing costs for Eligible Properties.

          3.5 Additional Mandatory Payments. If, at any time, and for any reason the outstanding principal balance under the Revolving Note exceeds the lesser of
(i) the Committed Revolving Loan Sum, or (ii) the Borrowing Base, Borrower shall pay on demand by Lender the amount of such excess to Lender for application towards reduction of the outstanding balance of the Revolving Note (together with any other amounts which may then be due under the Revolving Note as a result of the prepayment).

          3.6 Subordinated Debt Payments. Scheduled payments (but no prepayments) may be made on Subordinated Debt at any time prior to the occurrence of a Default or an Event of Default, unless the payment would cause a Default or an Event of Default to occur as a result of the payment.

          3.7 Prepayment. Except as specifically provided for in the Notes, the Notes may be prepaid in whole or in part, without premium or penalty. All prepayments will be applied in inverse order of maturity.

          3.8 Assignment of Accounts. As security for the payment and/or performance of the Obligations, Borrower hereby transfers, assigns, and pledges to Lender and/or grants to Lender a security interest in all funds of Borrower now or hereafter or from time to time on deposit with Lender, with such interest of Lender to be retransferred, reassigned, and/or released by Lender, as the case may be, at the expense of Borrower upon payment in full and/or complete performance by Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by Lender upon the occurrence and during the continuance of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, Borrower hereby grants to Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of Borrower now or hereafter or from time to time on deposit with Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Unless an Event of Default shall have occurred and shall be continuing, Borrower shall have the unfettered right to use any of such funds as Borrower deems appropriate in the operation of Borrower's business.

          3.9 Renewal. Lender will consider requests by Borrower made at any time within one year from the Termination Date to renew and extend the Termination Date by one year. Nothing herein shall constitute a commitment or offer by Lender to renew and extend the Termination Date.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of Borrower. Borrower represents and warrants to Lender (which representations and warranties are made in addition to the warranties and representations made in the Security Instruments and will survive the delivery of this Agreement) that:

          (a) Due Organization. Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to consummate the transactions contemplated in this Agreement. Borrower has the power to own its properties and carry on its business as it is now being conducted, and is duly authorized to do business and is in good standing in the State of Texas and in every other jurisdiction where qualification is necessary. Borrower and each of its constituent entities are duly authorized and empowered to create, issue, execute, and deliver the Loan Documents, and all action on its part requisite for the due creation, issuance, and delivery of the Loan Documents has been duly and effectively taken. The Loan Documents do not violate any provision of Borrower's partnership agreement or any contract, agreement, law or regulation to which Borrower is subject, and do not require the consent or approval of any Governmental Authority;

          (b) No Default of Other Agreements. Except as previously disclosed by Borrower to Lender in writing, Borrower is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party, or in default under or in violation of any law, order, regulation or demand of any Governmental Authority, which default or violation might have consequences which would materially and adversely affect the business or properties of Borrower;

          (c) Financial Statements. The Financial Statements are complete and correct, have been prepared in accordance with GAAP, and fully and accurately reflect the financial condition and results of the operations of Borrower as of the date and for the period stated. No Material Adverse Change has occurred in the condition, financial or otherwise, of Borrower since the date of the Financial Statements;

          (d) Permitted Investments. Except for Permitted Investments, Borrower has not made investments in, advances to, or guaranties of the obligations of any Person, except as disclosed by the Financial Statements;

          (e) Permitted Debt. Except for Permitted Debt, Borrower does not have any liabilities, direct or contingent. Except as previously disclosed by Lender in writing, there is no litigation, administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against Borrower before any court or administrative agency which involves the possibility of any judgment or liability which is likely to materially and adversely affect (i) the business or the assets of Borrower or (ii) the right of Borrower to carry on business as now conducted. To the best of Borrower's knowledge and belief, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, law, governmental regulation or otherwise relative to the business or assets of Borrower;

          (f) Title. Borrower has good and indefeasible title to its assets pledged by it pursuant to the Security Instruments, free and clear of all security interests, liens, and encumbrances, except for Permitted Liens;

          (g) Tax Returns. Borrower has filed all tax returns required to be filed and has paid all taxes shown thereon to be due, including interest and penalties, or due pursuant to any assessment received by Borrower, except such taxes, if any, under contest in good faith and for which adequate reserves have been provided. The charges, accruals and reserves on the books of Borrower for any taxes or other governmental charges are, in the opinion of Borrower, adequate. Except as previously disclosed by Borrower to Lender in writing, Borrower has paid all franchise and other taxes which are now due;

          (h) No Reportable Event. To the best of Borrower's knowledge and belief, no Reportable Event has occurred with respect to any Plan. Borrower has not incurred any material accumulated unfunded deficiency within the meaning of ERISA, nor has Borrower incurred any material liability to the Pension Benefit Guaranties Corporation established under ERISA (or any successor thereto under ERISA) in connection with any Plan;

          (i) Place of Business. The principal place of business and chief executive office of Borrower and the place where Borrower keeps its books and records is the address of Borrower set forth in Section 9.6 of this Agreement;

          (j) No Investment Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (k) No Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of extending or obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, U, or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, or X;

          (l) Compliance with Laws. Except as otherwise disclosed by Borrower to Lender in writing, to the best of Borrower's knowledge and belief, Borrower and its properties, business operations, and leaseholds are in compliance in all material respects with, the provisions of all Requirements of Law applicable to Borrower, its Properties or the conduct of their respective businesses. Except as previously disclosed by Borrower to Lender in writing, Borrower possesses, and is in good standing with respect to: all governmental consents, licenses, approvals, certificates, inspections, registrations, permits, and other authorizations necessary to enable them to carry on their respective businesses in all material respects as now conducted; all such governmental consents, licenses, approvals, certificates, inspections, registrations, permits, and other authorizations are in full force and effect; and Borrower has no reason to believe that it will be unable to obtain the renewal of any such governmental consents, licenses, approvals, certificates, inspections, registrations, permits, and other authorizations;

          (m) No Material Misstatements. No information, exhibit, or report prepared by or at the direction or with the supervision of Borrower and furnished to Lender in connection with the negotiation and preparation of this Agreement or any Loan Document contains when taken as in whole any material misstatements of fact or omits a material fact necessary to make the statements contained therein when taken as in whole not misleading as of the date made or deemed made. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can reasonably under the circumstances now foresee, will materially affect adversely the business, prospects, profits, or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement;

          (n) No Subsidiaries. Other than Hartman REIT Operating Partnership II, L.P. and its general partner, Hartman REIT Operating Partnership II GP, LLC, both of which were formed for the purpose of making the GMAC Loan, Borrower has no Subsidiaries, and Borrower is not a partner or participant in any partnership or joint venture;

          (o) Solvency. Borrower is now and, after giving effect to initial advances to be made hereunder, solvent and will be adequately capitalized to pay its debts as they become due;

          (p) No Collective Bargaining. Borrower is not a party to any collective bargaining agreement, and to the best of Borrower's knowledge and belief, there are no material grievances, disputes, or controversies with any union or any other organization of any of their employees, or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or organization;

          (q) Intellectual Property. Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. To the best of Borrower's knowledge and belief, no claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and Borrower knows of no valid basis for any such claim. To the best of Borrower's knowledge and belief, the use of such Intellectual Property by Borrower does not infringe on the rights of any Person. No Intellectual Property or other property of Borrower or Guarantors has been registered (or is otherwise patented, copyrighted, licensed, or trademarked), or is subject to any patent, copyright, license, or trademark, under and with respect to any federal laws or any other Requirement of Law;

          (r) No Defaults. As of the date hereof, no event has occurred and no condition exists which would, upon the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default;

          (s) Customer Relations. There exists no actual or to the best of Borrower's knowledge, threatened termination, cancellation, or limitation of, or any modification or change in, the business relationship between Borrower with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower, or with any material supplier, and, to the knowledge of Borrower, there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted;

          (t) Approved Leases. Each Approved Lease and all agreements and instruments issued pursuant thereto are in full force and effect and no party is in default thereunder, and no material term, covenant, condition in any Approved Lease or in any agreement or instrument issued pursuant thereto has been modified or amended;

          (u) Compliance with Environmental Laws. To the best of its knowledge, except in compliance with all applicable Requirements of Law, except as provided for in the Environmental Assessment Report, no Hazardous Substances have been generated, transported, and/or disposed of by Borrower, at a site which was, at the time of such generation, transportation and/or disposal, or has since become, a Superfund Site. For purposes of this subsection, "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States;

          (v) No Releases of Hazardous Substances. To the best of its knowledge, except in accordance with all Requirements of Law or the terms of a valid permit, license, certificate, or approval of the Governmental Authority, except as provided for in the Environmental Assessment Report, no Release of Hazardous Substances has been made by Borrower, from, affecting, or related to any Eligible Property of Borrower;

          (w) No Environmental Complaint. To the best of its knowledge, no Environmental Complaint has been received by Borrower with respect to any Eligible Property; and

          (x) Requests. Each request for advance under the Notes by Borrower to Lender pursuant to this Agreement or any of the other Loan Documents constitutes (i) an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default and
     (ii) a reaffirmation as of the date of said request that all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects except for any changes in the nature of Borrower's business or operations that would render the information contained in any exhibit attached hereto either inaccurate or incomplete, so long as Lender has consented to such changes in writing or such changes are expressly permitted by this Agreement.

                                    SECTION 5
                              AFFIRMATIVE COVENANTS

          5.1 Covenants of Borrower. In addition to the covenants and agreements of Borrower made elsewhere in this Agreement, Borrower covenants and agrees, unless Lender shall otherwise consent in writing, that Borrower shall:

          (a) Preserve Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, and franchises; and at all times maintain, preserve and protect its assets used or useful in the conduct of its business, keep the same in good repair, working order and condition, and make, or cause to be made, all needful or proper repairs, replacements and improvements thereto so that Borrower's business may be properly and advantageously conducted at all times;

          (b) Comply with Laws. (i) Comply with all applicable statutes, government regulations, and other Requirements of Law; (ii) remain licensed with all applicable state and federal regulatory and other agencies; (iii) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed on it, the collateral described in any Security Instrument or any part thereof, its income and profits, and any of its property, real, personal or mixed, or any part thereof, before the same shall be in default; and (iv) pay all lawful claims for labor, materials, supplies, or other claims, which, if unpaid, might become a valid lien or charge upon such property or any part thereof;

          (c) Financial Reporting. Promptly furnish to Lender such information regarding the business affairs, financial condition, assets, liabilities, operations, and transactions of Borrower as Lender may reasonably request, and, without limiting the foregoing, furnish to Lender the following:

               (i) As soon as available, and in any event within 45 days from the end of each fiscal quarter, a financial statement, prepared by Borrower, on a form acceptable to Lender, signed by a duly authorized officer of Borrower, showing the financial condition of

          Borrower, on a consolidated basis, at the end of such fiscal quarter and the results of operations of each Eligible Property during such fiscal quarter, which financial statement shall include for each Eligible Property, but shall not be limited to, a balance sheet, income statement, rent roll, lease summary, and such other matters as Lender may reasonably request;

               (ii) As soon as available, and in any event within 45 days from the end of each fiscal quarter, a Compliance Certificate for the period ending the last day of such fiscal quarter, together with a schedule of all related calculations and a summary of income information (each in form satisfactory to Lender) signed and certified by a duly authorized officer of Borrower;

               (iii) As soon as available, and in any event within 120 days from the end of Borrower's fiscal year, an annual unaudited financial statement prepared on a form and manner satisfactory to Lender, showing the financial condition of Borrower at the close of its fiscal year and the results of its operations during such fiscal year, (on a consolidated basis) which financial statement shall be materially complete and correct and shall include, but shall not be limited to, an income statement, a balance sheet, a reconciliation of equity amounts, a cash flow statement, and such other matters as Lender may reasonably request; and

               (iv) As soon as available, and in any event within 120 days from the end of Borrower's general partner's fiscal year, an annual financial statement general partner, audited by an independent certified public accounting firm satisfactory to Lender, showing the financial condition of Borrower at the close of its fiscal year and the results of its operations during such fiscal year, (on a consolidated basis) which financial statement shall be materially complete and correct and shall include, but shall not be limited to, an income statement, a balance sheet, a reconciliation of equity amounts, a cash flow statement, and such other matters as Lender may reasonably request;

          (d) Permit Inspections. Permit Lender, or any of its duly authorized representatives and/or agents, from time to time during Borrower's business hours, but with at least 24 hours prior notice, to enter upon any premises of Borrower for the purpose of examining each Eligible Property, books, and records of Borrower and making copies of any such books and records;

          (e) Cure Defects. Promptly cure any defects in the execution and delivery of the Loan Documents and immediately execute and deliver to Lender all such other and further instruments as may be reasonably required by Lender from time to time in order to satisfy or comply with the covenants and agreements of Borrower made in this Agreement;

          (f) Reimburse Lender. Promptly reimburse Lender upon request for all reasonable amounts expended, advanced, or incurred by Lender during the existence of a Default, as are reasonably necessary (i) to satisfy any obligation of Borrower under this Agreement, (ii) to protect the assets or business of Borrower, (iii) to collect the Notes, or any other amounts advanced under this Agreement or otherwise on behalf of Borrower, or (iv) to enforce the rights of Lender under the Loan Documents, which amounts will include, without limitation, all reasonable court costs, attorneys' fees, and fees of auditors, accountants, and investigators incurred by Lender in connection with any such matters, together with interest at the Maximum Rate on each such amount from 30 days after the date of notification to Borrower that the same was expended, advanced or incurred by Lender until the date it is repaid to Lender;

          (g) Maintain Insurance. Continue to maintain insurance as required by Lender against such liabilities, casualties, risks, and contingencies in such types and amounts as is normal and customary for carrying on Borrower's business (including, without limitation, casualty, employee indemnity insurance). Lender shall be the named loss payee on all such insurance. On the date hereof, at the close of Borrower's fiscal year, and at any other time Lender may request, Borrower will furnish Lender a summary of such insurance and, if requested, will furnish Lender copies of the applicable policies. The proceeds of any such policies insuring physical loss or damage shall be used by Borrower either to repair the damaged property, replace lost property, or prepay the outstanding balances of the Notes (such payment to be applied in reverse order of maturities). Without limiting the foregoing, Borrower, at its own expense, shall obtain and deliver to Lender (and maintain at all times) policies of insurance providing the following:

               (i) Policies of insurance evidencing bodily injury, death or property damage liability coverages in amounts not less than $1,000,000.00 (combined single limit), and an excess/umbrella liability coverage in an amount not less than $15,000,000.00 shall be in effect with respect to Borrower. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

               (ii) "Special Cause of Loss" insurance on each Eligible Property in an amount not less than the full insurable value on a replacement cost basis of the insured Improvements and personal property related thereto.

               (iii) If applicable, evidence of worker's compensation insurance coverage satisfactory to Lender.

               (iv) If an Eligible Property, or any part thereof, lies within a "special flood hazard area" as designated on maps prepared by the Department of Housing and Urban Development, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if necessary, for the duration of the loan evidenced by the Revolving Note in the amount of the full insurable value of the Improvements.

               (v) Such other insurance as Lender may require, which may include, without limitation, errors and omissions insurance with respect to the contractors, architects and engineers, earthquake insurance, rent abatement and/or business loss.

     All insurance policies shall (i) be issued by an insurance company having a rating of "A" VII or better by A. M. Best Co., in Best's Rating Guide, (ii) name Lender as an additional insured on all liability insurance and as mortgagee and loss payee on all casualty insurance, (iii) provide that Lender is to receive thirty (30) days written notice prior to non-renewal or cancellation, (iv) be evidenced by a certificate of insurance to be held by Lender, and (v) be in form and amounts acceptable to Lender.

          (h) Qualify. Qualify as a foreign limited partnership in all other jurisdictions wherein the property now or hereafter owned by Borrower or the business now or hereafter transacted by Borrower makes such qualifications necessary;

          (i) Reportable Events. Furnish to Lender (i) as soon as possible, and in any event within 30 days after Borrower or a duly appointed administrator of a Plan knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of Borrower setting forth details as to such Reportable Event and the action which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan, if such filing has been authorized, and (ii) promptly after receipt thereof, a copy of any notice Borrower may receive from the United States Department of Labor, the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any Reportable Event;

          (j) Other Notices. In addition to, and without in any way limiting, the other requirements in this Agreement provide certain notices to Lender, deliver to Lender, promptly upon any officer of Borrower having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by the chief financial officer of Borrower, or other authorized representative of Borrower designated from time to time pursuant to written designation by Borrower delivered to Lender, advising Lender of the occurrence of such event or circumstance and the steps, if any, being taken by Borrower with respect thereto:

               (i) any Default or Event of Default;

               (ii) any litigation or proceeding involving Borrower as a defendant or in which any Eligible Property of Borrower is subject, directly or indirectly, to a claim, and the amount in controversy is in excess of $100,000.00;

               (iii) any Reportable Event or imminently expected Reportable Event with respect to any Plan;

               (iv) at least 60 days prior thereto, of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business;

               (v) any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any of them is a party or by which they are bound, in each case where the same could reasonably be expected to cause a Material Adverse Change;

               (vi) any material change in the management or ownership of Borrower; and

               (vii) any other event or occasion which could reasonably be expected to cause a Material Adverse Change;

          (k) Taxes and Other Impositions: Borrower shall pay all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state, or local law and all other impositions. Without limitation of the foregoing, Borrower will cause to be paid prior to delinquency all taxes and assessments heretofore or hereafter levied or assessed against each Eligible Property, or any part thereof, and will furnish to Lender, on or before February 28th of each year, receipts showing payment of such taxes and assessments with respect to the preceding calendar year, provided that Borrower may in good faith, by appropriate proceedings, contest the validity, applicability, or amount of any asserted tax or assessment, and pending such contest Borrower shall not be deemed in default hereunder if (i) Borrower shall diligently prosecute such contest in a manner not prejudicial to the rights, liens and security interests of Lender; (ii) prior to delinquency of the asserted tax or assessment Borrower furnishes Lender with an indemnity secured by a deposit in cash or other security reasonably acceptable to Lender, or an indemnity bond with a surety acceptable to Lender, in the amount of the tax or assessment being contested by Borrower plus a reasonable additional sum to pay all costs, interests and penalties which may be imposed or incurred in connection therewith; (iii) Borrower pays to Lender promptly after demand therefor all costs and expenses incurred by Lender in connection with such contest; and (iv) Borrower promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final and non-appealable; provided, however, that in any event each such contest shall be concluded, and the tax, assessment, penalties, interest and costs shall be paid, prior to the date any writ or order is issued under which any Eligible Property or any part thereof may be sold. To the extent there is conflict between this paragraph and the provisions of any of the other Loan Documents, this Section shall control;

          (l) Periodic Appraisal: Notwithstanding anything herein to the contrary, in addition to the appraisal and other items required as a condition to the initial advance of the loan evidenced by the Revolving Note (or for a property to qualify as an Eligible Property), Lender may obtain at Borrower's expense as required by Lender, in no event more often than once in each calendar year, an appraisal of all or any part of the Eligible Properties prepared in accordance with written instructions from Lender by a third-party appraiser engaged directly by Lender. The costs of each such appraisal and other items shall be due and payable on demand, part of the Obligations, and secured by the Loan Documents;

          (m) Approved Leases. Lease tenant space in the Eligible Properties only pursuant to Approved Leases. An "Approved Lease" is a tenant lease of space in any other Improvements (i) that is on a form approved by Lender in writing, whether such form is prepared by Borrower or Borrower's tenants,
     (ii) which is on terms consistent with the proforma rents for the applicable Eligible Property projected by Borrower in connection with its application for the loan evidenced by the Revolving Note (and if entered into after the date the Eligible Property became an Eligible Property, the initial term of the lease and all other leases entered into after the date of this Agreement for all Eligible Properties must average at least three year initial terms based on a weighted average of the square footage of all such leases), (iii) which the tenant thereunder has entered into a Subordination, Non-Disturbance and Attornment Agreement on a form acceptable to Lender, and (iv) if the lease is for over 5,000 square feet, Lender shall have approved the identity of the tenant and the form of the proposed lease (which shall be compared against Borrower's standard form of lease in a manner satisfactory to Lender). Notwithstanding anything herein to the contrary, all leases in effect for an Eligible Property as of the date it became an Eligible Property shall be deemed to be Approved Leases. Borrower shall not, without the consent and approval of Lender, make any change to its standard form of lease for a particular Eligible Property other than in the ordinary course of business; and

          (n) Performance of Leases. Fully perform on a timely basis all of its obligations under each Approved Lease and all other agreements entered into by Borrower pursuant to any of the foregoing. Borrower shall not materially amend, assign, or cancel any Approved Lease, or consent to the cancellation, transfer, material amendment, or assignment thereof by any other party thereto, without Lender's prior written consent, such consent not to be unreasonably withheld or delayed. Borrower shall not take any action the effect of which may diminish or impair the value of any Approved Lease. Promptly after its receipt thereof, Borrower shall deliver to Lender a copy of any notice of default it receives or gives under any Approved Lease, and this obligation to furnish copies of notices shall apply even though the party giving notice may be obligated to send a copy of such notice to Lender. Without in any way limiting any term or provision of this Agreement, Borrower shall also promptly provide written notice to Lender of the occurrence of any event, which with notice, lapse of time, or both would constitute a default under any Approved Lease. Borrower hereby grants to Lender the right at any time during the existence of a Default or an Event of Default to take any actions necessary and appropriate to protect Lender's interest or remedy any default under the Approved Leases by or on behalf of Borrower or otherwise, even though such action may be prior to the expiration of any applicable curative periods thereunder, and all sums paid by Lender in connection with such matters shall be immediately repayable by Borrower to Lender, together with interest on each such amount at the Maximum Rate from the date the sum is paid by Lender until the same is refunded to Lender, and shall be secured by the Deed of Trust. Further, after request of Lender (which may be given from time to time) Borrower shall provide to Lender evidence, reasonably satisfactory to Lender (which may include, without limitation, sworn statements from authorized representatives of Borrower) that all items to be delivered and obligations to be performed by Borrower under each Approved Lease have been satisfied through the date thereof.

                                    SECTION 6
                               NEGATIVE COVENANTS

          6.1 Negative Covenants of Borrower. So long as Borrower may borrow additional advances hereunder and in accordance with the terms and provisions of this Agreement and until payment in full of the Notes and performance of all other Obligations of Borrower hereunder, Borrower covenants and agrees, unless Lender shall otherwise consent in writing, that Borrower will not, either directly or indirectly:

          (a) Distributions. Declare or pay any Distribution during the continuance of a Default or an Event of Default, or which after giving effect thereto would cause a Default or an Event of Default to occur;

          (b) No Other Debt. Incur, assume, or permit to exist Debt, except for Permitted Debt;

          (c) No Other Loans. Make or permit to remain outstanding any loans or advances to or investments in any Person, except for Permitted Investments;

          (d) No Acquisition. Acquire (by virtue of a stock purchase), consolidate with, or merge into, any other partnership or other entity;

          (e) No Mortgages. (i) Other than with respect to the GMAC Debt, create, incur, assume, or permit to exist, or allow any joint venture or partnership of which Borrower is a partner or venturer to create, incur, assume, or permit to exist any mortgage, pledge, security interest, lien, or encumbrance on any of its assets, including, without limitation, any accounts and accounts receivables (now owned or hereafter acquired), except for Permitted Liens, (ii) acquire or agree to acquire assets under any conditional sale agreement or title retention contract, or (iii) sell and leaseback any assets;

          (f) No Change in Management or Ownership. Permit any material change in the existing management group of Borrower (or any of its constituents), or permit any material change in the ownership of Borrower (or any of its constituents);

          (g) No Disposal of Assets. Sell, lease, transfer, convey, or otherwise dispose (except in the ordinary course of business) of all or any material part of its assets;

          (h) No Change in Business. Except as provided for in the Agreement of Limited Partnership of Borrower, as amended prior to the date hereof, change the general character of business as conducted as of the date hereof or engage in any type of business not reasonably related to its business as presently and normally conducted;

          (i) No Change in Accounting Practices. Materially change accounting practices, methods, or standards or the reporting format for any information furnished Lender under the terms and provisions of this Agreement, which accounting practices shall conform with GAAP throughout the term of this Agreement;

          (j) Use of Proceeds. Permit the proceeds of the Revolving Note to be used for any purpose other than the purpose set forth in Section 3.4 of this Agreement;

          (k) Arms Length Transactions. Enter into any transaction with an Affiliate, including, without limitation, the purchase, sale, or exchange of property of Borrower or the rendering of any service, unless the transaction is in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate;

          (l) Adverse Changes In Collateral. Enter into any transaction which materially and adversely affects or may materially and adversely affect any of the collateral securing the Obligations or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise, or settlement or make any material change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business;

          (m) Names. Use any name (other than its own) or any fictitious name, tradestyle, or "d/b/a", other than those disclosed to Lender from time to time in writing;

          (n) No Purchases of Margin Stock. Own, purchase, or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, U or X or any other regulation of the Federal Reserve Board then in effect;

          (o) Collateral Debt Service Coverage Ratio. Permit the Collateral Debt Service Coverage Ratio of Borrower to be less than 1.3 to 1.0 as of the end of any fiscal quarter;

          (p) Global Debt Service Coverage Ratio. Permit the Global Debt Service Coverage Ratio of Borrower to be less than 1.75 to 1.0 as of the end of any fiscal quarter of Borrower;

          (q) Net Worth. Permit the Net Worth of Borrower to be less than $70,000,000.00;

          (r) Minimum Occupancy. Permit the combined occupancy of all the Eligible Properties to be less than eighty six percent (86%);

          (s) No New Fiscal Year. Change its fiscal year without first notifying Lender;

          (t) Consolidated Filings. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary;

          (u) Subordinated Debt. Permit the amount of any payment of Subordinated Debt to be increased or time of any payment of Subordinated Debt to be shortened or permit the amount of interest payable on any Subordinated Debt to be increased.

                                    SECTION 7
                                EVENTS OF DEFAULT

          7.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

          (a) Payment Default. The failure to pay any interest payment under the Revolving Note within 10 days after it is due, or the failure to pay when due any other fee or payment under this Agreement, the Notes, any of the other Obligations, or any of the other Loan Documents;

          (b) Non-Monetary Default. A default or event of default by Borrower in the due observance or performance of any of its obligations under this Agreement and the other Loan Documents which is not fully cured within 45 days after written notice thereof is provided by Lender to Borrower; provided that such notice and opportunity to cure shall not be required for
     (i) any failure to comply with Section 5.1(c) or any subsection of Section 6.1, or (ii) for any monetary Event of Default set forth in subsection (c), or (iii) for any other Event of Default specifically listed in any other subsection of this Section 7.1; the occurrence of any of the events set forth in clauses (i), (ii), and (iii) shall in and of itself constitute an Event of Default;

          (c) Breach of Representations. Any representation or warranty made by Borrower in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to the Lender as an inducement for Lender agreeing to enter in to this Agreement, or in accordance with the terms of this Agreement, proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (d) Hedge Agreement Default. The failure of Borrower to perform under any Interest Hedge Agreement relating to the Revolving Note;

          (e) Voluntary Bankruptcy. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing a bankruptcy or other insolvency proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in a bankruptcy or other insolvency proceeding;

          (f) Involuntary Bankruptcy. An order, judgment, or decree shall be entered against Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in a bankruptcy or other insolvency proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 90 days;

          (g) Levy. The levy against any significant portion of the property of Borrower, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 90 days after the levy;

          (h) Judgments. A final and non-appealable order, judgment or decree, which is uninsured in an amount in excess of $100,000.00, shall be entered against Borrower, and such order, judgment or decree shall not be paid, dismissed, or stayed within 90 days;

          (i) ERISA. Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue
     Code) involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; the Borrower, or any Affiliate shall incur, or in the reasonable opinion of the Lender, be likely to incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a multiemployer plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this subsection (j) could subject the Borrower, or any Affiliate to any tax (other than an excise tax under Section 4980 of the Internal Revenue Code), penalty or other liabilities which taken in the aggregate would have an adverse effect on Borrower and any such circumstance shall exist for in excess of 90 days;

          (j) Cessation of Business. Cessation of a substantial part of the business of Borrower for a period which significantly affects Borrower's capacity to continue its particular business, on a profitable basis; or Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower which is necessary to continue the lawful operation of this particular business; or Borrower shall be enjoined, restrained, or in any way prevented by court, governmental, or administrative order from conducting all or any material part of its respective business affairs;

          (k) Challenges. Borrower or any Affiliate shall challenge or contest in any action, suit, or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any lien or security interests granted to Lender;

          (l) Criminal Indictments. Borrower or any Affiliate shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material portion of the property of Borrower or any Affiliate;

          (m) Environmental Non-Compliance. Borrower shall fail to comply in any material respect with any order, decree, ruling, or plan issued by the Environmental Protection Agency or any other Governmental Authority relating to the property of Borrower or otherwise, and which order, decree, ruling, or plan is not reversed or Borrower's obligations with respect thereto are not otherwise discharged within 90 days after the entry thereof;

          (n) Concealment. Borrower shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its property, with intent to hinder, delay or defraud its creditors or any of them; (ii) made or suffered a transfer of any material portion of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (iii) shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any material portion of its property through legal proceedings or otherwise which is not vacated within 90 days from the date thereof;

          (o) Lien Priority. The liens and/or security interests granted in any Security Instrument shall not constitute a first and prior lien and/or security interest upon the collateral described therein, except as otherwise disclosed to and agreed by Lender in writing and except for Permitted Liens; and

          (p) REIT Status. The failure of the general partner of Borrower to maintain its REIT status.

                                    SECTION 8
                          RIGHTS AND REMEDIES OF LENDER

          8.1 Acceleration. Upon the occurrence and continuance of any Event of Default, Lender, at its option and without any notice of intent to accelerate, notice of acceleration, or other notice or demand, may declare the entire principal amounts of the Notes then outstanding and the interest accrued thereon immediately due and payable, and the said entire principal, interest and all other amounts owing thereunder shall thereupon become immediately due and payable without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, all of which are hereby expressly waived by Borrower.

          8.2 Additional Rights. Upon the occurrence and continuance of any Event of Default, Lender shall have, in addition to the rights and remedies given it in the Loan Documents, all of the rights and remedies allowed by applicable ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any governmental or political subdivision or agency thereof, or any court or similar entity established by any such subdivision or agency.

          8.3 Termination of Obligations. Upon the occurrence and continuance of any Default, any obligation of Lender under this Agreement shall immediately and automatically cease and terminate unless and until Lender shall reinstate the same in writing, which reinstatement shall be required if the Default or Event of Default is cured in a timely manner and in a manner satisfactory to Lender.

          8.4 Interest Hedge Agreements. Upon and during the continuance of any Event of Default, enforce all of its rights and remedies under and with respect to any Interest Hedge Agreement relating to a Note.

                                    SECTION 9
                                  MISCELLANEOUS

          9.1 No Duty or Special Relationship. Borrower acknowledges that Lender has no duty to Borrower with respect to the loan transactions set forth in this Agreement except as expressly provided for in this Agreement and the other Loan Documents, and acknowledge that no fiduciary, trust, or other special relationship exists between Lender and Borrower.

          9.2 Other Remedies Not Required. Borrower may be required to pay the Notes in full without the assistance of any other party, or any collateral or security for the Notes. Lender shall not be required to mitigate damages, file suit, or take any action to foreclose, proceed against or exhaust any collateral or security in order to enforce payment of the Notes.

          9.3 NO CONTROL BY LENDER. BORROWER AGREES AND ACKNOWLEDGES THAT ALL OF THE COVENANTS AND AGREEMENTS PROVIDED FOR AND MADE BY BORROWER IN THIS AGREEMENT AND IN THE OTHER LOAN DOCUMENTS ARE THE RESULT OF EXTENSIVE AND ARMS-LENGTH NEGOTIATIONS BETWEEN BORROWER AND LENDER. LENDER'S RIGHTS AND REMEDIES PROVIDED FOR IN THIS AGREEMENT AND IN THE OTHER LOAN DOCUMENTS ARE INTENDED TO PROVIDE LENDER WITH A RIGHT TO OVERSEE BORROWER'S ACTIVITIES AS THEY RELATE TO THE LOAN TRANSACTIONS PROVIDED FOR IN THIS AGREEMENT, WHICH RIGHT IS BASED ON LENDER'S VESTED INTEREST IN BORROWER'S ABILITY TO PAY THE NOTES AND PERFORM THE OTHER OBLIGATIONS. NONE OF THE COVENANTS OR OTHER PROVISIONS CONTAINED IN THIS AGREEMENT SHALL, OR SHALL BE DEEMED TO, GIVE LENDER THE RIGHT OR POWER TO EXERCISE CONTROL OVER, OR OTHERWISE IMPAIR, THE DAY-TO-DAY AFFAIRS, OPERATIONS, AND

MANAGEMENT OF BORROWER; PROVIDED THAT IF LENDER BECOMES THE OWNER OF ANY
STOCK OF ANY ENTITY, WHICH ENTITY OWNS AN INTEREST IN BORROWER, WHETHER THROUGH FORECLOSURE OR OTHERWISE, LENDER THEREAFTER SHALL BE ENTITLED TO EXERCISE SUCH LEGAL RIGHTS AS IT MAY HAVE BY BEING A SHAREHOLDER OF SUCH ENTITY.

          9.4 No Partnership. Nothing herein is intended, nor shall it be deemed or construed as, to create a partnership, joint venture, or common interest in profits or income between Borrower and Lender, or to make Lender in any way responsible for the debts or losses of Borrower or with respect to the collateral described in the Security Instruments. Borrower and Lender disclaim any sharing of liabilities, losses, costs or expenses.

          9.5 Representations and Warranties. All representations and warranties of Borrower herein, and all covenants and agreements made by Borrower herein made before the effective date of this Agreement, shall survive such date.

          9.6 Notice. All notices, demands, requests, and communications permitted or required under this Agreement shall be in writing, may be personally served or sent by telex (confirmed by telephone), telecopier (confirmed by telephone), U.S. mail or any express mail service, and shall be effective upon receipt, such receipt being deemed to occur 48 hours after its deposit in the U.S. mail, postage prepaid or 24 hours after its transmission by telex, telecopier or express mail service, as the case may be, addressed to the individuals and addresses indicated below:

          (a)  If to Borrower:

               Hartman REIT Operating Partnership, L.P.
               1450 W. Sam Parkway North, Suite 100
               Houston, Texas 77043

          (b)  If to Lender:

               Union Planter's Bank, N.A.
               5005 Woodway
               Houston, Texas 77056

Any party may, by proper written notice to the other party, change the individuals or addresses to which such notices shall thereafter be sent.

          9.7 Other Fees. Borrower acknowledges that Lender may charge a fee in connection with its processing of any request by Borrower to modify, amend, or waive any term or provision of this Agreement or any other Loan Document, or to waive any Default or Event of Default. Nothing herein shall constitute an agreement or commitment by Lender to agree to any such request.

          9.8 Binding Effect. All covenants and agreements of Borrower under this Agreement shall bind the respective successors and assigns of Borrower and shall inure to the benefit of Lender and its successors and assigns. The rights of Borrower under this Agreement are not assignable.

          9.9 Inconsistencies and Conflicts. To the extent any irreconcilable conflicts or inconsistencies exist between the terms of this Agreement and any of the other Loan Documents, the terms of this Agreement shall govern and control.

          9.10 Renewal of Indebtedness. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension or rearrangement of any part of the indebtedness originally represented by the Revolving Note, provided that nothing herein shall constitute a commitment or offer by Lender to such a renewal, extension or rearrangement.

          9.11 No Waiver. No course of dealing on the part of Lender, its officers or employees, nor any failure or delay by Lender with respect to exercising any of its rights, remedies, powers or privileges under the Loan Documents shall operate as a waiver thereof. No indulgence by Lender, or waiver of compliance with any of the terms, covenants, or provisions of the Loan Documents, shall be construed as a waiver of Lender's right to subsequently require strict performance by Borrower and any other Person of the Loan Documents. The rights and remedies of Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such rights or remedies shall not preclude the exercise of any other rights or remedies.

          9.12 APPLICABLE LAW. EXCEPT AS OTHERWISE PROVIDED IN THE LOAN DOCUMENTS, THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT CHAPTER 346 OF THE FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS) SHALL NOT APPLY TO THE LOAN DOCUMENTS.

          9.13 Amendment. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          9.14 Future Advances. No advance under the Notes shall constitute a waiver of any of the conditions of Lender's obligation to make further advances nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be a Default.

          9.15 Severability. In the event any provision contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such provision shall be severed from the applicable Loan Document, and such invalidity, illegality or unenforceability shall not affect any other provision of the applicable Loan Document.

          9.16 Lender's Discretion. All matters hereunder that require Lender's discretion, (including, without limitation, whether Borrower has satisfied any condition precedent), Lender shall use its sole and reasonable discretion, except as otherwise provided for herein. Further, Lender may in its sole discretion waive any of its rights with respect to a particular Event of Default.

          9.17 Entire Agreement. This Agreement and the documents referred to herein embody the entire agreement with respect to the respective rights, obligations, and liabilities of the Parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

          9.18 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that any one counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

          9.19 Controlling Agreement. Borrower and Lender intend to conform strictly to the applicable usury laws. All agreements between Lender and Borrower (or any other party liable with respect to any indebtedness under this Agreement and the other Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest contracted for, charged, or received under the Notes or otherwise exceed the Maximum Rate. If, from any possible construction of any document, interest would otherwise be payable to Lender in excess of the Maximum Rate, any such construction shall be subject to the provisions of this section and such document shall be automatically reformed and the interest payable to Lender shall be automatically reduced to the Maximum Rate, without the necessity of execution of any amendment or new document. If Lender shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Rate, an amount equal to the amount which would have been excessive interest shall at the option of Lender, be refunded to Borrower or applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest. The right to accelerate maturity of the

Notes or any other indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Lender shall, to the extend permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate.

          9.20 Business Loans. Borrower warrants and represents to Lender, and to all other holders of any debt evidenced by the Notes, that the loan evidenced by the Notes are and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use.

          9.21 Confirmation of Opportunity. BORROWER HAS BEEN ADVISED BY LENDER TO SEEK THE ADVICE OF AN ATTORNEY AND AN ACCOUNTANT IN CONNECTION WITH THE COMMERCIAL LOANS EVIDENCED BY THE NOTES; AND BORROWER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY AND ACCOUNTANT OF BORROWER'S CHOICE IN CONNECTION WITH THE COMMERCIAL LOANS EVIDENCED BY THE NOTES.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        HARTMAN REIT OPERATING
                                        PARTNERSHIP, L.P.


                                        By:  Hartman Commercial Properties REIT,
                                             its general partner


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                                                        BORROWER

                                        UNION PLANTER'S BANK, N.A.


                                        By:
                                           -------------------------------------
                                              Jason Walker, Vice President

                                                                          LENDER

                                   EXHIBIT "A"

                             COMPLIANCE CERTIFICATE

          This Report dated as of               ,     , is prepared pursuant to
                                  --------------  ----
that certain Loan Agreement dated as June 26, 2003 (as amended from time to time, the "Loan Agreement"), between HARTMAN REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), and UNION PLANTER'S BANK, N.A. ("Lender"). Unless otherwise defined in this certificate, capitalized terms shall have the meaning given to them in the Loan Agreement.

          Borrower hereby certifies (a) to the best of its knowledge, that no Event of Default has occurred or is continuing, (b) to the best of its knowledge, all of the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date of this
certificate as if made on this date, and (c) that as of             ,        ,
                                                        ------------  -------
the following amounts and calculations were true and correct:

I.   FINANCIAL COVENANTS

     A.   Collateral Debt Service Coverage Ratio (computed quarterly only):

          1.   NOI of Eligible Properties (prior 12 mos.):   $
                                                              ------------

          2.   Monthly Amortization Revolving Note           $
                                                              ------------

          3.   Ratio of A.1 to A.2                                     (min. 1.3x)
                                                              ---------

     B.   Global Debt Service Coverage Ratio (computed quarterly only):

          1.   NOI of All Debt (prior 12 mos.):
                                                              -------------

          2.   Monthly Amortization (all Debt)               $
                                                              ------------

          3.   Ratio of B.1 to B.2                                        (min. 1.75x)
                                                              ------------

     C.   Net Worth (calculated quarterly):

          1.   Total Assets                                  $
                                                              ------------

          2.   Total Liabilities                             $
                                                              ------------

          3.   Net Worth (C.1 minus C.2)                     $          (min. of $70mm)
                                                              ---------

     I HEREBY CERTIFY THAT THE FOREGOING REPRESENTATIONS AND STATEMENTS ARE TRUE AND CORRECT AS OF THE DATE HEREOF.

                                         HARTMAN REIT OPERATING PARTNERSHIP,
                                         L.P.


                                         By: Hartman Commercial Properties REIT,
                                             its general partner


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------

                                   EXHIBIT "B"

                               SURVEY REQUIREMENTS

          1. Field Note Description. The Survey shall be a land title survey, conducted, and a certified map or plat prepared, by a Registered Public Surveyor in accordance with the standards and specifications established for an Urban, Condition II land title survey, pursuant to the most current edition of the Manual of Practice for Land Surveying in Texas, prepared by the Texas Surveyors Association.

          2. Certification. The certification for the property description and the map or plat shall be addressed to Lender, Borrower and the Title Company, signed by the surveyor (a registered public surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:

     The undersigned hereby certifies to [Lender, Borrower, and the Title Insurer] that (a) this survey is true and correct and was made on the ground under my supervision as per the field notes shown hereon and correctly shows the boundary lines and dimensions and area of the land indicated hereon and each individual parcel thereof indicated hereon; (b) all monuments shown hereon actually exist, and the location, size and type of such monuments are correctly shown; (c) this survey correctly shows the size, location and type of all buildings, structures, other visible improvements and items on the subject Property; (d) this survey correctly shows the location and dimensions of all alleys, streets, roads, rights-of-way, easements, building setback lines and other matters of record of which the undersigned has been advised affecting the subject property according to the legal description in such easements and other matters (with instrument, book, and page number indicated); (e) except as shown, there are no (1) improvements, visible easements, rights-of-way, party walls, drainage ditches, streams, visible uses, visible discrepancies or conflicts, (2) visible encroachments onto adjoining premises, streets, or alleys by any of said buildings, structures, or other improvements, (3) visible encroachments onto the subject property by buildings, structures, or other improvements on an adjoining premises, or (4) encroachments on any easement, building setback line or other restricted area by any buildings, structures or other improvements on the subject property; (f) the distance from the nearest intersecting street or road is as shown hereon; (g) the subject property has direct and free access to a dedicated public street or road as shown hereon, accepted for maintenance by the entity to which such street or road was dedicated; and (h) except as indicated hereon, no part of the subject property lies in a Special Flood Hazard Area or other flood hazard or flood plain area however designated, as determined by or in accordance with criteria established by the Federal

     Emergency Management Agency or as determined by or in accordance with criteria established by any city or other governmental authority having jurisdiction.

          3. Flood Determination. The surveyor shall designate on the survey the maps or other sources used in determining whether the Premises or any part thereof is a part of a designated flood hazard area under the Flood Disaster Protection Act of 1973, as amended.

                                   EXHIBIT "C"

                          TITLE INSURANCE REQUIREMENTS

     The Mortgage must be insured by an acceptable title insurance policy. To be acceptable, a title insurance policy must satisfy the following requirements:

     Single Risks: Reinsurance. The maximum single risk assumed by any single title insurer may not exceed 25 percent of that company's capital, surplus, and statutory reserves. Excess amounts may be covered by acceptable reinsurance arrangements with other acceptable title insurance companies.

     Acceptable Title Insurers. The title insurance policy must be written by an insurer that has an acceptable rating from at least one of the following independent rating agencies: Demotech, Inc; Duff and Phelps Credit Rating Company; LACE Financial Corporation; Moody's Investors Service; or Standard and Poor's, Inc. The Lender may obtain the initial information about a title insurer's rating from the insurer itself or directly from one of the rating agencies.

     The Deed of Trust must be insured by a title insurance policy that was written by a title insurer that had at least one of the acceptable ratings discussed below at the time the Mortgage was closed (unless the insurer is covered by an acceptable reinsurance arrangement). Acceptable ratings include the following:

     a "Financial Stability Rating" of "S" (Substantial) or better or a "Statutory Accounting Rating" of "C" (Average) or better from Demotech, Inc.;

     a "BBB" or better rating from Duff and Phelps Credit Rating Company;

     a "C" or better rating from LACE Financial Corporation;

     a "Baa" or better rating from Moody's Investors Service; or

     a "BBB" or better rating from Standard and Poor's, Inc.

     Notwithstanding the fact that a specific title insurance company has at least one of the above ratings, Lender reserves the right to refuse to accept title insurance policies from that insurer by giving the Borrower advance notice of Lender's intent to do so.

     Lender will also consider requests that it waive its title insurer rating requirement for a new title insurer if the title insurer has not yet been rated by at least one of the above designated rating agencies.

     By delivering a title insurance policy to Lender, the Borrower warrants that the title insurer that issued the title insurance policy has an acceptable rating from one of the designated title insurer rating agencies or, if it does not, that the title insurer is covered by reinsurance with another title insurer that has an acceptable rating.

     Insurance Company's Authority to do Business. Each title insurance policy must be written by an insurer authorized to do business in the jurisdiction in which the Property is located.

     Amount of Policy. The amount of the title insurance policy must be no less than the Committed Revolving Note Sum.

     Named Insured. Either in Schedule A or by way of acceptable endorsement, the policy must name Lender as the insured.

     Loan Policy Forms. Subject to satisfaction of other requirements set forth herein, Lender will accept the standard Form T-2: Mortgagee Policy of Title Insurance, on the form approved for use by the Texas State Board of Insurance.

     Standard Exceptions. Standard exceptions (such as for matters not shown on public records) must be deleted. However, the title insurance policy may contain an exception for tenants in possession under residential leases.

     Effective Date. The effective date of the title insurance policy must be no earlier than the date (and time, if the effective date includes time) of recording of the Deed of Trust.

     Survey Exception. The standard survey exception (if any) to the title insurance policy must be amended to reflect only "shortages in area". Exceptions to matters shown on a recorded map or plat must be specifically described and are subject to the other requirements herein described.

     Legal Description. The legal description of the Property in the title insurance policy must conform to that shown on the survey of the Property and to the description contained in the Mortgage. Any exception pertaining to the Property (other than liens or similar matters) and listed in the title insurance policy must be shown on the survey.

     Exception for Taxes, Assessments, or Other Lienable Items. If the title insurance policy includes any exception for taxes, assessments, or other lienable items, the title insurance policy must expressly insure that such taxes, assessments, or other lienable items are not yet due and payable.

     Affirmative Insurance. Any lien, encumbrance, condition, restriction, or easement of record must be listed in the policy, except for any such matter of record (such as a racially restrictive covenant) that is legally unenforceable. If required by the Lender, the title insurance policy must affirmatively insure that the improvements do not encroach upon the listed easements or insure against all loss or damage due to such encroachment.

     Pending Disbursements. The title insurance policy must provide for pending disbursements of the Loan.

     Unlocated Easements. If Schedule B indicates the presence of any easements that are not located on the survey, the title insurance policy must provide affirmative insurance against any loss resulting from the exercise by the holder of an easement of its right to use or maintain that easement.

     Appurtenant Easements Insured. Any appurtenant easements (such as access or utility easements) determined by the Lender to be necessary to the operation of the Property as underwritten must be set forth as part of the legal description and affirmatively insured as a separate insured interest in land in the title insurance policy.

     Exceptions for Mechanics' or Materialmen's Liens. The policy must contain no exception for any filed or unfiled mechanics' or materialmen's liens.

     Arbitration. The arbitration provision must not be included in the title insurance policy.

     Tax and Parcel Numbers. If requested by Lender, the title insurance policy must include, as an informational note, (a) the recorded plat number (and recording information), if any, and (b) the Land parcel number(s) or tax identifying number(s), as applicable, for the Land, if such numbers are available in the jurisdiction in which the Land is located.

     Financing Statements; Assignment of Leases. Any financing statements filed or recorded in the office in which the Mortgage must be recorded and showing the Lender as the secured party must be shown as an informational note, and must not be listed as exceptions on Schedule B. Other financing statements (such as those filed or recorded with the state or local office(s) for UCC filings) may be shown as an informational note, but must not be listed as exceptions on Schedule
B. Any recorded assignment of leases that provides collateral for the Mortgage must be shown as an informational note, and must not be listed as an exception on Schedule B.

                                   EXHIBIT "D"

                     Hartman REIT Operating Partnership, LP
                        Borrowing Base Property Schedule

PROPERTY NAME              CODE                              LOCATION                           SQUARE FEET
-----------------------------------------------------------------------------------------------------------
RETAIL

Kempwood Plaza              311   9401-99 Kempwood, Houston, Tx 77080                             112,359
Bellnott Square             345   13200-38 Bellaire & 6776-96 Synott, Houston, Tx 77083            73,930
Torrey Square               375   13030-906 Veterans Memorial, Houston, Tx 77014                  105,766
Northeast Square            395   6-18 Uvalde Rd., Houston Tx 77015                                40,525
Garden Oaks                 445   3800-4000 North Shepherd, Houston Tx 77018                       95,046
South Shaver                515   3845 South Shaver, Pasadena, Tx 77504                            21,926
Providence                  520   9400 Hwy. 6 South, Houston, Tx 77083                             90,327
                                                                                                  -------
Total Retail                                                                                      539,879

OFFICE/WAREHOUSE

Corporate Park Northwest    355   7010-35 W. Tidwell & 5715 NW Central Dr., Houston, Tx 77092     185,025
Westgate Service Center     380   19407 Park Row & 1507 Ricefield, Houston, Tx 77084               97,225
Corporate Park Woodlands    510   230 Spring Hills Dr., Spring, Tx 77386                           99,930
                                                                                                  -------
Total Office/Warehouse                                                                            382,180

OFFICE

Royal Crest                 430   16815 Royal Crest, Houston, Tx 77058                             24,825

TOTAL RETAIL, OFFICE/WAREHOUSE & OFFICE                                                           946,884
                                                                                                  =======

                                   EXHIBIT "E"

                              MASTER DEED OF TRUST
                          (WITH SECURITY AGREEMENT AND
                         ASSIGNMENT OF RENTS AND LEASES)

          By this agreement (this "Deed of Trust"), dated as of June    , 2003,
                                                                     ---
the undersigned, HARTMAN REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, file number 11531011 ("Grantor"), whose address is 1450 W. Sam Houston Parkway North, Suite 100, Houston, Texas 77043, to secure the indebtedness and obligations hereinafter described, does hereby GRANT, BARGAIN, SELL, ASSIGN and CONVEY unto Jason Walker, whose address is Union Planter's Bank, N.A., 5005 Woodway, Houston, Texas 77056, as trustee ("Trustee"), the land (collectively, the "Land") described in Exhibit "A" attached hereto and made a part hereof for all purposes, TOGETHER WITH the following, whether now owned or hereafter acquired by Grantor: (a) all improvements now or hereafter attached to or placed, erected, constructed or developed on the Land (the "Improvements");
(b) all equipment, fixtures, furnishings, inventory, and articles of personal property (the "Personal Property") now or hereafter attached to or used in or about the Improvements or that are necessary or useful for the complete and comfortable use and occupancy of the Improvements for the purposes for which they were or are to be attached, placed, erected, constructed or developed, or which Personal Property is or may be used in or related to the planning, development, financing or operation of the Improvements, and all renewals of or replacements or substitutions for any of the foregoing, whether or not the same are or shall be attached to the Land or Improvements; (c) all water and water rights, timber, crops, and mineral interests pertaining to the Land; (d) all building materials and equipment now or hereafter delivered to and intended to be installed in or on the Land or the Improvements; (e) all plans and specifications for the Improvements; (f) all Grantor's rights (but not its obligations) under any contracts relating to the Land, the Improvements or the Personal Property; (g) all deposits (including tenants' security deposits), bank accounts, funds, instruments, Note or chattel paper arising from or by virtue of any transactions related to the Land, the Improvements or the Personal Property;
(h) all Grantor's rights (but not its obligations) under any documents, contract rights, accounts, commitments, construction contracts, architectural agreements, and general intangibles (including, without limitation, trademarks, tradenames, and symbols) arising from or by virtue of any transactions related to the Land, the Improvements or Personal Property; (i) all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the Land, the Improvements and the Personal Property; (j) all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Improvements or the Personal Property; (k) all proceeds (including premium refunds) of each policy of insurance relating to the Land, the Improvements or the Personal Property; (l) all proceeds from the taking of any of the Land, the Improvements, the Personal Property or any rights appurtenant thereto by right of eminent domain or by private or other purchase in lieu thereof, including change of grade of streets, curb cuts or other rights of access, for any public or quasi-public use under any law; (m) all proceeds from any litigation, either through settlement or otherwise, arising out of any litigation, action, or proceeding concerning the Land, the Improvements, or the Personal Property; (n) all right, title and interest of Grantor in and to all streets, roads, public places, easements and rights-of-way, existing or proposed, public or private, adjacent to or used in connection with, belonging or pertaining to the Land; (o) all of the leases, rents, royalties, bonuses, issues, profits, revenues or other benefits of the Land, the Improvements or the Personal Property, including without limitation, cash or securities deposited pursuant to leases to secure performance by the lessees of its obligations thereunder; (p) all consumer goods located in, on or about the Land or the Improvements or used in connection with the use or operation thereof; (q) all rights, hereditaments and appurtenances pertaining to the foregoing; and (r) other interests of every kind and character that Grantor now has or at any time hereafter acquires in and to the Land, Improvements, and Personal Property described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property (all of the foregoing collectively referred to herein as the "Mortgaged Property").

          TO HAVE AND TO HOLD the Mortgaged Property, subject to the Permitted Exceptions listed on Exhibit "B" attached hereto, together with the rights, privileges and appurtenances thereto belonging unto the Trustee and his substitutes or successors, forever, and Grantor hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Mortgaged Property unto the Trustee, his substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.

                                    SECTION 1

                                  INDEBTEDNESS

          This Deed of Trust is given to secure the following:

          1.1 Note. Payment of the indebtedness evidenced by the following instruments (the "Notes", whether one or more):

          (a) Revolving Promissory Note dated June 30, 2003, in the maximum principal amount of $25,000,000.00, executed by Grantor, payable to the order of Union Planter's Bank, N.A. ("Beneficiary"), whose address is 5005 Woodway, Houston, Texas 77056, maturing on or before June 30, 2005, and all extensions, modifications, increases, replacements, substitutions, and renewals thereof made from time to time.

          1.2 Deed of Trust. Payment of all sums advanced by Beneficiary to or for the benefit of Grantor contemplated hereby and performance of all obligations and covenants herein contained.

          1.3 Loan Agreement. Payment and performance by Grantor of its obligations under the Loan Agreement dated of even date herewith, between Beneficiary and Borrower, as amended, modified, restated and supplemented (collectively, the "Loan Agreement").

          1.4 Hedge Agreement. Payment and performance of all interests hedge and swap agreements relating to the Note.

          The obligations above described are hereinafter collectively called the "Indebtedness". This Deed of Trust, the Loan Agreement, the Note, and any other instrument given to evidence or further secure, govern, or guarantee the Indebtedness are hereinafter collectively called the "Loan Instruments." All payments on the Indebtedness shall be payable at the address of Beneficiary as set forth above and, unless otherwise provided in any instrument evidencing the Indebtedness, shall bear interest at the rate set forth in the Note, but not in excess of the highest rate permitted by applicable law, from the date of accrual of the Indebtedness until paid.

                                    SECTION 2

                         ASSIGNMENT OF RENTS AND LEASES

          2.1 Assignment of Rents, Profits, etc. All of the rents, royalties, bonuses, issues, profits, revenue, income, and other benefits derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease or agreement pertaining thereto, and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, together with any and all rights that Grantor may have against any tenant under such leases or any subtenants or occupants of any part of the Mortgaged Property (hereinafter called the "Rents"), are hereby absolutely and unconditionally assigned to Beneficiary, to be applied by Beneficiary in payment of the Indebtedness. Notwithstanding any provision of this Deed of Trust or any other Loan Instrument which might be construed to the contrary, the assignment in this Paragraph is an absolute assignment and not merely a security interest. However, Beneficiary's rights as to the assignment shall be exercised only upon the occurrence of an Event of Default (as hereinafter defined). Prior to an Event of Default, Grantor shall have a license to collect and receive all Rents as trustee for the benefit of Beneficiary and Grantor, and Grantor shall apply the funds so collected first to the payment of the Indebtedness in such manner as Beneficiary elects and thereafter to the account of Grantor. Upon the occurrence of an Event of Default, such license in favor of Grantor shall automatically and immediately terminate without any action or notice, or the necessity thereof, by Beneficiary or any other party, and Beneficiary shall be entitled to immediate possession of all Rents regardless of the value of the security for the Indebtedness and regardless of whether Beneficiary has initiated any action to take possession of any portion of the Mortgaged Property.

          2.2 Assignment of Leases. Grantor hereby assigns to Beneficiary all existing and future leases, including subleases thereof, and any and all extensions, renewals, modifications, and replacements thereof, upon any part of the Mortgaged Property (the "Leases") including without limitation, Grantor's lease of the Mortgaged Property to Posters, Incorporated of Texas. Grantor hereby further assigns to Beneficiary all guaranties of tenants' performance under the Leases. Prior to an Event of Default, Grantor shall have the right, without joinder of Beneficiary, to enforce the Leases, unless Beneficiary directs otherwise.

          2.3 Warranties Concerning Leases and Rents. Grantor represents and warrants that:

          (a) Grantor has good title to the Leases and Rents hereby assigned and authority to assign them, and no other person or entity has any right, title or interest therein;

          (b) all existing Leases, as modified, are valid and in full force and effect, except as indicated herein, and no material default exists thereunder;

          (c) unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged;

          (d) no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

          (e) except as indicated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents.

          2.4 Grantor's Covenants of Performance. Grantor covenants to:

          (a) perform all of its obligations under the Leases and give prompt notice to Beneficiary of any failure to do so;

          (b) give immediate notice to Beneficiary of any material notice Grantor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases, excluding, however, notice of defaults under residential leases;

          (c) enforce the tenants' obligations under the Leases;

          (d) defend, at Grantor's expense, any proceeding pertaining to the Leases, including, if Beneficiary so requests, any such proceeding to which Beneficiary is a party; and

          (e) neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust.

          2.5 Prior Approval for Actions Affecting Leases. Grantor shall not, without the prior written consent of Beneficiary:

          (a) receive or collect Rents more than one month in advance;

          (b) encumber or assign future Rents;

          (c) waive or release any obligation of any tenant under the Leases;

          (d) cancel, terminate or materially modify any of the Leases, cause or permit any cancellation, termination or surrender of any of the Leases, or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder;

          (e) renew or extend any of the Leases, except pursuant to terms in existing Leases;

          (f) permit any assignment of the Leases; or

          (g) lease, license or permit another party to use any portion of the Mortgaged Property, without Beneficiary's prior written consent, which consent shall not be unreasonably withheld or delayed.

          2.6 Required Lease Terms. After the date hereof, Grantor shall have each of the Leases contain the terms to the effect as follows:

          (a) each of the Leases and the rights of tenant thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Beneficiary hereunder and under the Loan Documents, and any renewals, modifications and amendments thereto;

          (b) in the case of any foreclosure hereunder or the granting of a deed in lieu thereof, the rights and remedies of a tenant in respect of any obligations of any successor landlord in the Mortgaged Property and any successor landlord shall be limited to the equity interest of such successor landlord in the Mortgaged Property and any successor landlord shall in no event (1) be liable for any act, omission or default of any prior landlord under the Leases or (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of any damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Leases prior to such successor landlord taking possession;

          (c) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or offset as against any beneficiary or purchaser upon the foreclosure of any of the Mortgaged Property or the giving or granting of a deed in lieu of foreclosure by reason of a landlord default occurring prior to such foreclosure and such beneficiary or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposit unless such security deposit was actually received (or in the case of a letter of credit, was properly transferred in negotiable form);

          (d) the tenant agrees to attorn to Beneficiary or any purchaser of the Mortgaged Property upon a foreclosure of the Mortgaged Property or the giving or granting of a deed in lieu of foreclosure, at the option of Beneficiary or such purchaser; and

          (e) the tenant agrees to give notice to Beneficiary of any default by landlord under the Lease and Beneficiary shall have a reasonable time to cure, should Beneficiary so elect, any default of landlord prior to tenant exercising any rights of tenant to terminate or cancel any of the Leases.

          2.7 Settlement for Termination. Grantor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state, or local statute, shall be made without the prior written consent of Beneficiary, and any check in the payment of such damages shall be made payable to both Grantor and Beneficiary. Grantor hereby assigns any such payment to Beneficiary, to be applied to the Indebtedness as Beneficiary may elect, and agrees to endorse any check for such payment to the order of Beneficiary.

          2.8 Beneficiary in Possession. Beneficiary's acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary, be deemed to constitute Beneficiary a "mortgagee in possession", nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any lessee and not delivered to Beneficiary. Beneficiary shall not be liable for any injury or damage to person or property in or about the Mortgaged Property, unless such injury or damage was the result of the willful misconduct or gross negligence of the Beneficiary or its representatives.

          2.9 Appointment of Attorney. Grantor hereby appoints Beneficiary its attorney-in-fact, coupled with an interest, empowering Beneficiary to subordinate any Leases to this Deed of Trust.

          2.10 INDEMNIFICATION; HOLD HARMLESS. GRANTOR HEREBY INDEMNIFIES AND HOLDS BENEFICIARY HARMLESS FROM ALL LIABILITY, DAMAGE OR EXPENSE INCURRED BY BENEFICIARY FROM ANY CLAIMS UNDER THE LEASES, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS BY GRANTOR WITH RESPECT TO RENTS PAID DIRECTLY TO BENEFICIARY AFTER AN EVENT OF DEFAULT AND CLAIMS BY TENANTS FOR SECURITY DEPOSITS OR FOR RENTAL PAYMENTS MORE THAN ONE (1) MONTH IN ADVANCE AND NOT DELIVERED TO BENEFICIARY. ALL AMOUNTS INDEMNIFIED AGAINST HEREUNDER, INCLUDING ATTORNEYS' FEES AND EXPENSES, IF PAID BY BENEFICIARY, SHALL BEAR INTEREST AT THE MAXIMUM LAWFUL RATE AND SHALL BE PAYABLE BY GRANTOR IMMEDIATELY WITHOUT DEMAND AND SHALL BE SECURED HEREBY. THE FOREGOING INDEMNITY SHALL NOT INCLUDE GROSS NEGLIGENCE AND WILLFUL MISCONDUCT OF BENEFICIARY AND ITS REPRESENTATIVES.

          2.11 Records. Upon request by Beneficiary, Grantor shall deliver to Beneficiary executed originals of all Leases and copies of all records relating thereto.

          2.12 Merger. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Beneficiary.

          2.13 Right to Rely. Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary (which demand may only be made by Beneficiary after the occurrence of an Event of Default), without further consent of Grantor, and regardless of whether Beneficiary has taken possession of any portion of the Mortgaged Property, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants. Any such payment to Beneficiary shall constitute payment to Grantor under the Leases, and Grantor hereby appoints Beneficiary as Grantor's lawful attorney-in-fact for giving, and Beneficiary is hereby empowered to give, acquittances to any tenants for such payments to Beneficiary after an Event of Default.

          2.14 Rents. It is the intention of Beneficiary and Grantor that the assignment effectuated by this Deed of Trust with respect to the Rents shall be a direct and currently effective assignment and shall not constitute merely the granting of a lien, security interest or pledge for the purpose of securing the Indebtedness. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Beneficiary's interest in the Rents constitutes a lien on or security interest in or pledge of the Rents, it is agreed and understood that the forwarding of a notice to Grantor after the occurrence of an Event of Default, advising Grantor of the revocation of Grantor's license to collect such Rents, shall be sufficient action by Beneficiary to (a) perfect such lien on or security interest in or pledge of the Rents, (b) take possession thereof and (c) entitle Beneficiary to immediate and direct payment of the Rents, for application as provided in this Deed of Trust, all without the necessity of any further action by Beneficiary, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Mortgaged Property.

                                    SECTION 3

                               SECURITY AGREEMENT

          3.1 Security Interest. This Deed of Trust shall be a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Texas Uniform Commercial Code (hereinafter called the "Code"), and Grantor grants to Beneficiary a security interest in such portion of the Mortgaged Property. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the Code. Grantor shall execute and deliver to Beneficiary all financing statements that may be required by Beneficiary to establish and maintain the validity and priority of Beneficiary's security interest, and Grantor shall bear all costs thereof, including all Code searches reasonably required by Beneficiary. If Beneficiary should dispose of any of the Mortgaged Property pursuant to the Code, ten (10) days' written notice by Beneficiary to Grantor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the Code.

          3.2 Notice of Changes. Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, or structure and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Mortgaged Property described or referred to herein.

          3.3 Fixtures. Some of the items of the Mortgaged Property described herein are goods that are or are to become fixtures related to the Land, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the real estate records of the county in which the Mortgaged Property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of Grantor, as debtor, is as stated above.

          3.4 Expenses. Expenses of retaking, holding, preparing for sale, selling or the like of the personal property shall be borne by Grantor and shall include Beneficiary's and Trustee's attorneys' fees and legal expenses. Grantor, upon demand of Beneficiary, shall assemble such personal property and make it available to Beneficiary at the Property, a place which is hereby deemed to be reasonably convenient to Beneficiary. Beneficiary shall give Grantor at least ten (10) days' prior written notice of the time and place of any public sale or other disposition of such personal property or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Grantor in the manner provided for the mailing of notices herein, it is hereby deemed such notice shall be and is reasonable notice to Grantor.

                                    SECTION 4

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                            AND AGREEMENTS OF GRANTOR

          Grantor does hereby covenant, warrant and represent to and agree with Beneficiary as follows:

          4.1 Payment and Performance. Grantor shall punctually and properly perform all of Grantor's covenants, obligations, and liabilities under the Loan Instruments.

          4.2 Title to Mortgaged Property and Lien of this Deed of Trust. Grantor has good and indefeasible title to the Land and the Improvements, and good and marketable title to the Personal Property, free and clear of any liens, charges, encumbrances, security interests, and adverse claims whatsoever. If the interest of Beneficiary in the Mortgaged Property or any part thereof shall be endangered or shall be attacked, directly or indirectly, Grantor hereby authorizes Beneficiary, at Grantor's expense (after giving Grantor written notice thereof), to take all necessary and proper steps for the defense of such interest, including the employment of counsel, the prosecution or defense of litigation, and the compromise or discharge of claims made against such interest.

          4.3 Organization and Power. Grantor has all requisite power and all governmental certificates of authority, licenses, permits, qualifications, and documentation to own, lease and operate its properties and to carry on its business as now being, and as proposed to be, conducted. Grantor shall not materially change or amend its organizational documents without the written consent of Beneficiary.

          4.4 Existence of Grantor. Grantor shall preserve and keep in full force and effect its existence, rights, franchises and trade names.

          4.5 Insurance. Grantor shall, at its sole cost and expense, obtain and maintain insurance upon and relating to all insurable Mortgaged Property by all-risk insurance policies, and, if requested by Beneficiary, shall include perils of collapse, flood and earthquake, as well as other insurance coverages, all in form and in companies acceptable to Beneficiary, in amounts equal to the replacement value of the Improvements, with loss made payable to Beneficiary and with a standard form mortgage clause. Grantor shall deliver the policies of insurance to Beneficiary promptly as issued; and, if Grantor fails to do so, Beneficiary, at its option, may procure such insurance at Grantor's expense. All renewal and substitute policies of insurance shall be delivered at the office of the Beneficiary, premiums paid, at least ten (10) days before termination of policies theretofore delivered to Beneficiary. In case of loss, Beneficiary, at its option, shall, after the occurrence of an Event of Default, be entitled to receive and retain the proceeds of the insurance policies, applying the same to payment of the Indebtedness in such order and manner as Beneficiary in its sole discretion, may elect. If any loss shall occur at any time when Grantor shall be in default hereof, Beneficiary shall be entitled to the benefit of all insurance held by or for any Grantor, to the same extent as if it had been made payable to Beneficiary, and upon foreclosure hereunder, Beneficiary shall become the owner thereof.

          4.6 Taxes and Assessments. Grantor shall pay all taxes and assessments against or affecting the Mortgaged Property as the same become due and payable, and, upon request by Beneficiary, Grantor shall deliver to Beneficiary such evidence of the payment thereof as Beneficiary may require, and if Grantor fails to do so, Beneficiary may pay them, together with all costs and penalties thereon, at Grantor's expense; provided, however, that Grantor may in good faith, in lieu of paying such taxes and assessments as they become due and payable, by appropriate proceedings, contest the validity thereof. Pending such contest, Grantor shall not be deemed in default hereunder because of such nonpayment if, prior to delinquency of the asserted tax or assessment, Grantor furnishes Beneficiary an indemnity bond secured by a deposit in cash or other security acceptable to Beneficiary, or with a surety acceptable to Beneficiary, in the amount of the tax or assessment being contested by Grantor plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, conditioned that such tax or assessment, with interest, cost and penalties, be paid as herein stipulated, and if Grantor promptly pays any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, on or before the date such judgment becomes final; provided that in any event the tax, assessment, penalties, interest and costs shall be paid prior to the date on which any writ or order is issued under which the Mortgaged Property may be sold in satisfaction thereof.

          4.7 Tax and Insurance Escrow. Subject to the further terms hereof, Grantor shall create a fund or reserve for the payment of all insurance premiums, taxes and assessments against or affecting the Mortgaged Property by paying to Beneficiary, with each installment payment under the Note prior to the maturity of the Note, a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the Mortgaged Property, or any part thereof, plus taxes and assessments next due on the Mortgaged Property, or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary therefor, divided by the number of installment payments to be made before one month prior to the date when such premiums, taxes and assessments will become delinquent, such sums to be held by Beneficiary, without interest, unless interest is required by applicable law, for the purpose of paying such premiums, taxes and assessments. Any excess reserve shall, at the discretion of Beneficiary, be credited by Beneficiary on subsequent reserve payments or subsequent payments to be made on the Note, and any deficiency shall be paid by Grantor to Beneficiary before one month prior to the date when such premiums, taxes and assessments shall become delinquent. Transfer of legal title to the Mortgaged Property shall automatically transfer the interest of Grantor in all sums deposited with Beneficiary under the provisions hereof or otherwise. Grantor shall only be required to create an escrow for taxes and assessments at the request of Beneficiary, which request shall only be made during the continuance of an Event of Default.

          4.8 Condemnation. All judgments, decrees and awards for injury or damage to the Mortgaged Property, and all awards pursuant to proceedings for condemnation thereof, are hereby assigned in their entirety to Beneficiary, who may apply the same to the Indebtedness in such manner as it may elect; and Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceedings for the condemnation of the Mortgaged Property, Grantor shall notify Beneficiary of such fact. Grantor shall then, if requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Beneficiary shall be entitled to participate in and to control same and to be represented therein by counsel of its own choice, and Grantor shall deliver, or cause to be delivered, to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

          4.9 Taxes on Note or Deed of Trust. At any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Deed of Trust, or upon any rights, titles, liens, or security interests created hereby, or upon the Note, or any part thereof, Grantor shall immediately pay all such taxes.

          4.10 Statements by Grantor. At the request of Beneficiary, Grantor shall furnish promptly a written statement or affidavit, in such form as may be required by Beneficiary, stating the unpaid balance of the Note, the date to which interest has been paid and that there are no offsets or defenses against full payment of the Note and performance of the terms of the Loan Instruments or, if there are any such offsets or defenses, specifying them.

          4.11 Repair, Waste, Alterations, etc. Grantor shall keep every part of the Mortgaged Property in good operating order, repair and condition (ordinary wear and tear excepted) and shall not commit or permit any waste thereof. Grantor shall make promptly all repairs, renewals and replacements necessary to such end, except as provided below. Grantor shall discharge all claims for labor performed and material furnished therefor, and shall not suffer any lien of mechanics or materialmen to attach to any part of the Mortgaged Property. Grantor shall have the right to contest in good faith the validity of any such mechanic's or materialman's lien, provided Grantor shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in such amount as Beneficiary shall reasonably require, but not more than one hundred percent (100%) of the amount of the claim, and provided further that Grantor shall thereafter diligently proceed to cause such lien to be removed and discharged. If Grantor shall fail to discharge any such lien, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond for the amount claimed, or otherwise giving security for such claim, or by taking such action as may be prescribed by law. Grantor shall guard every part of the Mortgaged Property from removal, destruction and damage, and shall not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened. Other than for capital repairs and replacements and tenant improvements provided for under Leases, Grantor shall not materially alter the Mortgaged Property without the prior written consent of Beneficiary.

          4.12 No Drilling or Exploration. Without the prior written consent of Beneficiary, there shall be no drilling or exploring for or extraction, removal, or production of minerals from the surface or subsurface of the Land. The term "minerals" as used herein shall include, without limiting the generality of such term, oil, gas, casinghead gas, coal, lignite, hydrocarbons, methane, carbon dioxide, helium, uranium and all other natural elements, compounds and substances, including sand and gravel.

          4.13 Compliance with Laws. Grantor, the Mortgaged Property, and the use thereof by Grantor shall comply with all laws, rules, ordinances, regulations, covenants, conditions, restrictions, orders and decrees of any governmental authority or court applicable to Grantor or the Mortgaged Property and its use, and Grantor shall pay all fees or charges of any kind in connection therewith.

          4.14 HOLD HARMLESS. GRANTOR SHALL DEFEND, AT ITS OWN COST AND EXPENSE, AND HOLD BENEFICIARY HARMLESS FROM, ANY PROCEEDING OR CLAIM IN ANY WAY RELATING TO THE MORTGAGED PROPERTY OR THE LOAN INSTRUMENTS. ALL COSTS AND EXPENSES INCURRED BY BENEFICIARY IN PROTECTING ITS INTERESTS HEREUNDER, INCLUDING ALL COURT COSTS AND REASONABLE ATTORNEYS' FEES AND EXPENSES, SHALL BE BORNE BY GRANTOR. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE PAYMENT IN FULL OF THE INDEBTEDNESS AND THE RELEASE OF THIS DEED OF TRUST AS TO EVENTS OCCURRING AND CAUSES OF ACTION ARISING BEFORE SUCH PAYMENT AND RELEASE. THE FOREGOING INDEMNITY SHALL NOT COVER LOSS ARISING AS A RESULT OF NEGLIGENCE OR WILLFUL MISCONDUCT OF BENEFICIARY OR ITS REPRESENTATIVES.

          4.15 Trade Names. At the request of Beneficiary, Grantor shall execute a certificate in form satisfactory to Beneficiary listing the trade names under which Grantor intends to operate the Mortgaged Property, and representing and warranting that Grantor does business under no other trade name with respect to the Mortgaged Property. Grantor shall immediately notify Beneficiary in writing of any change in said trade names, and shall, upon request of Beneficiary, execute any additional financing statements and other certificates required to reflect the change in the trade names and shall execute and file any assumed name certificate required by applicable laws.

          4.16 Further Assurances. Grantor, upon the request of Beneficiary, shall execute, acknowledge, deliver and record such further instruments and do such further acts as may be necessary, desirable or proper to carry out the purposes of the Loan Instruments and to subject to the liens and security interests created thereby any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, improvements, or appurtenances to the Mortgaged Property.

          4.17 Recording and Filing. Grantor shall cause the Loan Instruments and all amendments, supplements and extensions thereto and substitutions therefor to be recorded, filed, rerecorded and refiled in such manner and in such places as Beneficiary shall reasonably request, and shall pay all such recording, filing, rerecording and refiling fees, title insurance premiums and other charges.

          4.18 Payment of Debts. Grantor shall promptly pay when due all obligations regarding the ownership and operation of the Mortgaged Property except any such obligations which are being diligently contested in good faith by appropriate proceedings and as to which Grantor, if requested by Beneficiary, shall have furnished to Beneficiary security reasonably satisfactory to Beneficiary.

          4.19 Modification by Subsequent Owners. Grantor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Loan Instruments made by Beneficiary and any subsequent owner of the Mortgaged Property, with or without notice to Grantor, and no such modifications shall impair the obligations of Grantor under this Deed of Trust or any other Loan Instruments. Nothing in this Paragraph shall be construed as permitting any transfer of the Mortgaged Property which would constitute an Event of Default under other provisions of this Deed of Trust.

          4.20 Inspections. Without limiting any other term of this Deed of Trust, Grantor shall allow Beneficiary to enter upon the Mortgaged Property to inspect the Mortgaged Property and any materials at any reasonable time. Grantor will furnish to Beneficiary at any time for inspection and copying books and records and other documents and information required by Beneficiary.

          4.21 Utility Capacity. Grantor shall not transfer, sell, assign or convey, either in whole or in part, other than to Beneficiary, any capacity for utilities which may be available to the Mortgaged Property. This shall include, but not be limited to, any form of reservation which may be granted by any governmental subdivision. Upon demand by Beneficiary, Grantor shall take such action as may be required and pay any necessary fees in order to transfer to Beneficiary any utilities which may be available to the Mortgaged Property. Grantor acknowledges that without the availability of utilities to the Mortgaged Property the value of the collateral would be significantly diminished and that the credit being extended under the Indebtedness is based upon such availability.

          4.22 Flood Plain. Neither the Mortgaged Property nor any part thereof is located within an area that has been designated or identified as an area having special flood hazards or flood prone characteristics by the Secretary of Housing and Urban

Development, the Federal Emergency Management Agency, or by such other official or agency as shall from time to time be authorized by federal or state law to make such designation pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as such Acts may, from time to time, be amended and in effect, or pursuant to any other national or state program of flood insurance (the "Flood Plain"), or in the alternative, if the Mortgaged Property or any part thereof does lie within the Flood Plain, at the request of Beneficiary, (a) Grantor will immediately notify Beneficiary in writing and (b) Grantor will maintain at all times during the existence of the Indebtedness flood insurance with respect to the Mortgaged Property in amounts not less than the maximum limit of insurance coverage then available with respect to the Mortgaged Property pursuant to any and all national and state flood insurance programs then in effect or the amount of the Indebtedness, whichever is less, and cause all insurance so carried to be made payable to Beneficiary pursuant to a standard mortgagee clause, without contribution, and cause all such policies to be delivered to Beneficiary as required by Paragraph 4.5 hereof.

          4.23 FIRPTA. Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Beneficiary that withholding of tax is not required upon any future disposition of the Land, Improvements, or any interest therein, Grantor hereby certifies, under penalty of perjury, the following:

          (a) Grantor represents and warrants that Grantor is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended (referred to in this Section as the "Code"), Sections 1445 and 7701 and the regulations promulgated thereunder).

          (b) Grantor's U.S. Taxpayer Identification Number is 76-0594968.

          (c) The business address of Grantor is set forth above.

          (d) Grantor agrees to indemnify and hold Beneficiary and Beneficiary's agents harmless of, from and against any and all loss, liability, costs, damages, claims or causes of action, including, without limitation, attorneys' fees, costs and expenses which may arise or be incurred by Beneficiary or Beneficiary's agents by reason of any failure of any representation or warranty made by Grantor herein to be true and correct in all respects, including, but not limited to, any liability for failure to withhold any amount required under Code Section 1445 in the event of foreclosure or other transfer of the Property.

          (e) Grantor understands and acknowledges that this certification may be disclosed to the Internal Revenue Service by Beneficiary and that any false statement contained in this section 4.23 could be punished by fine, imprisonment or both.

          (f) In the event of any transfer by Grantor of its rights hereunder or of any interest in the Property otherwise permitted under the Loan Documents, such transferee shall, as an additional condition to such transfer, under penalty of perjury, execute and deliver to Beneficiary an affidavit substantially in the form of this Section 4.23.

          4.24 Financial Information. Grantor shall promptly furnish to Beneficiary such information regarding the business affairs, financial condition, assets, liabilities, operations, and transactions of Grantor as Beneficiary may reasonably request, and without limiting the foregoing, furnish to Beneficiary all information requested to be provided by the Loan Agreement.

                                    SECTION 5

                            SUBORDINATE DEED OF TRUST

          5.1 Grantor shall not, without the prior written consent of Beneficiary, grant any lien, security interest, or other encumbrance (hereinafter called "Subordinate Deed of Trust") covering any of the Mortgaged Property. If Beneficiary consents to a Subordinate Deed of Trust or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable, any such Subordinate Deed of Trust shall contain express covenants to the effect that:

          (a) the Subordinate Deed of Trust is unconditionally subordinate to this Deed of Trust;

          (b) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Deed of Trust, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Beneficiary;

          (c) Rents, if collected by or for the holder of the Subordinate Deed of Trust, shall be applied first to the payment of the Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as Beneficiary may determine, prior to being applied to any indebtedness secured by the Subordinate Deed of Trust; and

          (d) written notice of default under the Subordinate Deed of Trust and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Deed of Trust shall be given to Beneficiary with or immediately after the occurrence of any such default or commencement.

                                    SECTION 6

                                  MISCELLANEOUS

          6.1 Collection. If the Indebtedness shall be collected by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after default or maturity, Grantor agrees to pay the reasonable attorneys' and reasonable collection fees in the amount set forth in the Note, and such fees shall be a part of the Indebtedness.

          6.2 Change in Ownership. If the ownership (legal or beneficial) of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, or in the event of a change of any ownership of Grantor (legal or beneficial), Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Indebtedness in the same manner as with Grantor without in any way vitiating or discharging Grantor's liability hereunder or upon the Indebtedness. No sale of the Mortgaged Property, and no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Indebtedness, shall operate to release or affect the original liability of Grantor.

          6.3 Release of Lien. If Grantor shall fully satisfy and pay all Indebtedness and Beneficiary shall have no further funding commitments with respect thereto, then this conveyance shall become null and void and shall be released at Grantor's written request and expense; otherwise, it shall remain in full force and effect. No release or modification of this conveyance, or of the lien, security interest, or assignment created and evidenced hereby, shall be valid unless executed by Beneficiary.

          6.4 Partial Release of Lien, Extension, etc. Any part of the Mortgaged Property may be released by Beneficiary without affecting the lien, security interest and assignment hereof against the remainder. The lien, security interest and other rights granted hereby shall not affect or be affected by any other security taken for the Indebtedness. The taking of additional security, or the extension or renewal of the Indebtedness or any part thereof, shall not release or impair the lien, security interest and other rights granted hereby, or affect the liability of any endorser or guarantor of any of the Indebtedness ("Guarantor") or improve the right of any permitted junior lienholder; and this Deed of Trust, as well as any instrument given to secure any renewal or extension of the Indebtedness, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is paid.

          6.5 Waiver of Marshalling and Certain Rights. To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshalling of assets, the exemption of homestead, the administration of estates of decedents, or other matters to defeat, reduce or affect the right of Beneficiary to sell the Mortgaged Property for the collection of the Indebtedness (without any prior or different resort for collection), or the right of Beneficiary to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant.

          6.6 Subrogation. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Mortgaged Property, such proceeds have been advanced by Beneficiary at Grantor's request, and Beneficiary shall be subrogated to all rights, interests and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder.

          6.7 No Waiver. No waiver of any Event of Default or any other default on the part of Grantor or breach of any of the provisions of this Deed of Trust or of any other instrument executed in connection with the Indebtedness shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. Acceptance by Beneficiary of partial payments shall not constitute a waiver of the default by failure to make full payments.

          6.8 Limitation on Interest. All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment of or acceleration of the maturity of any of the Indebtedness or otherwise, shall the interest contracted for, charged or received by Beneficiary exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Indebtedness and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Indebtedness, such excess shall be refunded to Grantor. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Indebtedness (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Grantor and Beneficiary.

          6.9 Successors and Assigns; Use of Terms. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The term "Grantor" shall include in their individual capacities and jointly all parties hereinabove named a Grantor. The term "Beneficiary" shall include any lawful owner, holder, pledgee, or assignee of any of the Indebtedness. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and each Grantor, if more than one, and each of Grantor's heirs, executors, administrators, personal representatives, successors and assigns. Each party who executes this Deed of Trust and each subsequent owner of the Mortgaged Property, or any part thereof (other than Beneficiary), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this Deed of Trust.

          6.10 Beneficiary's Consent. In any instance hereunder where Beneficiary's approval or consent is required or the exercise of Beneficiary's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary, and Beneficiary shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or Beneficiary's judgment.

          6.11 Severability. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective while this Deed of Trust is in effect, the legality, validity and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid, or unenforceable provision as may be possible. If any of the Indebtedness shall be unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the secured portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

          6.12 Modification or Termination. The Loan Instruments may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination that is not so documented shall not be effective as to any party.

          6.13 No Partnership. Nothing contained in the Loan Instruments is intended to create any partnership, joint venture or association between Grantor and Beneficiary, or in any way make Beneficiary a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

                                     E-xviii

          6.14 Headings. The article, paragraph and subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such articles, paragraphs or subparagraphs.

          6.15 Entire Deed of Trust. The Loan Instruments constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary in connection therewith.

          6.16 Absence of Obligations of Beneficiary with respect to Mortgaged Property. Notwithstanding anything in this Deed of Trust to the contrary, including, without limitation, the definition of "Mortgaged Property" and/or the provisions of Article II hereof, (a) to the extent permitted by applicable law, the Mortgaged Property is comprised of Grantor's rights, title and interests therein but not its obligations, duties or liabilities pertaining thereto, (b) Beneficiary neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in connection with the definition of "Mortgaged Property" herein, either prior to or after obtaining title to such Mortgaged Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (c) Beneficiary may, at any time prior to or after the acquisition of title to any portion of the Mortgaged Property as above described, advise any party in writing as to the extent of Beneficiary's interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Mortgaged Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that, to the extent not prohibited by applicable law, Beneficiary shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Mortgaged Property, as lessee under any lease or purchaser or seller under any contract or option unless Beneficiary elects otherwise by written notification.

          6.17 Notices. Except as otherwise provided in subparagraph (c) of Paragraph 8.1 of this Deed of Trust, all notices, demands, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when presented personally or deposited in a regularly maintained mail receptacle of the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to Grantor at its address set forth in the first paragraph of this Deed of Trust or to Beneficiary at its address set forth in Paragraph 1.1 hereof, or such other address as Grantor or Beneficiary may from time to time designate by written notice to the other as herein required.

          6.18 Costs and Expenses. Grantor shall pay all reasonable legal fees and other reasonable fees incurred by Beneficiary in connection with the preparation and recordation of this Deed of Trust and the other Loan Instruments, and promptly reimburse Beneficiary upon request for all amounts expended, advanced or incurred by Beneficiary (a) to satisfy any obligation of Grantor under the Loan Instruments, (b) to protect the assets or business of Grantor, (c) to collect the Note, or (d) to enforce the rights of Beneficiary under the Loan Instruments, which amounts will include, without limitation, all court costs, attorney's fees, and fees of auditors, accountants, appraisers, brokers and investigators incurred by Beneficiary in connection with any such matters, together with interest at the Maximum Rate, as such term is defined in the Note, on each such amount from the date of notification to Grantor that the same was expended, advanced or incurred by Beneficiary until the date it is repaid to Beneficiary.

          6.19 Non-Homestead. No part of the Mortgaged Property constitutes, or will constitute, a part of Grantor's business or residential homestead under the Texas Constitution or other applicable law.

          6.20 ENTIRE AGREEMENT. THIS DEED OF TRUST CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS DEED OF TRUST AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    SECTION 7

                                EVENTS OF DEFAULT

          The occurrence of any one of the following shall be a default hereunder ("Event of Default"):

          7.1 Cross-Default. The occurrence of an Event of Default under and as defined in the Loan Agreement.

          7.2 Transfer of the Mortgaged Property; Change of Ownership of the Grantor. Title to all or any part of the Mortgaged Property (other than obsolete or worn Personal Property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Grantor, whether by operation of law or otherwise. Any sale, transfer or disposition of the voting stock of Grantor or of any corporation or partnership which directly or indirectly owns or controls Grantor, including without limitation, each parent company of Grantor and each parent company of any parent company of Grantor, shall constitute a sale of the Property for purposes hereof.

          7.3 Grant of Easement, etc. Without the prior written consent of Beneficiary, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction or otherwise encumbers the Mortgaged Property, unless such action is expressly permitted by the Loan Instruments or does not affect the Mortgaged Property.

          7.4 Abandonment. Grantor or the owner of the Mortgaged Property (if other than Grantor) abandons any of the Mortgaged Property.

          7.5 Foreclosure of Other Liens. The holder of any lien, security interest or assignment on the Mortgaged Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

          7.6 Hazardous Substances Compliance. The failure of Grantor to comply with the terms of Paragraph 9.3.

                                    SECTION 8

                                    REMEDIES

          8.1 Exercise of Specific Remedies. If an Event of Default shall occur, Beneficiary may exercise any one or more of the following remedies, without notice:

          (a) Acceleration. Beneficiary may declare the Indebtedness immediately due and payable, without notice, whereupon the same shall become immediately due and payable. Grantor hereby waives notice of intent to accelerate and notice of acceleration.

          (b) Enforcement of Assignment of Rents and Leases. Prior or subsequent to taking possession of any portion of the Mortgaged Property or taking any action with respect to such possession, Beneficiary may:

          (1) collect and/or sue for the Rents in Beneficiary's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to any Indebtedness as Beneficiary may elect;

          (2) make, modify, enforce, cancel, terminate or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and other wise do anything Beneficiary deems advisable in connection with the Mortgaged Property;

          (3) apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of management, brokerage and attorneys' fees and expenses, and/or to the Indebtedness; and

          (4) require Grantor to transfer all security deposits and records thereof to Beneficiary together with all original counterparts of the Leases.

          (c) Foreclosure. Beneficiary may require the Trustee to sell all or part of the Mortgaged Property, at public auction, to the highest bidder, for cash, at the door of the county courthouse of the county in Texas in which such Mortgaged Property or any part thereof is situated, or if the Mortgaged Property is located in more than one county such sale may be made at the courthouse in any county in which the Mortgaged Property is situated. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the Commissioners Court (or, if not so designated by the Commissioners Court, at such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o'clock a.m. and 4:00 o'clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the property to be sold, in the manner hereinafter described. Notice of a sale of all or part of the Mortgaged Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the County Clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is in more than one county, a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the County Clerk of each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the debt secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor, as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall

     Trustee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale. Trustee, or his successor or substitute, is hereby authorized and empowered to appoint any one or more persons as his attorney(s)-in-fact to act as Trustee under him and in his name, place and stead, such appointment to be evidenced by a written instrument executed by Trustee, or his successor or substitute, to perform any one or more act or acts necessary or incident to any sale under the power of sale hereunder, including, without limitation, the posting and filing of any notices, the conduct of the sale and the execution and delivery of any instruments conveying the Mortgaged Property as a result of the sale, but in the name and on behalf of Trustee, or his successor or substitute; and all acts done or performed by said attorney(s)-in-fact shall be valid, lawful and binding as if done or performed by Trustee, or his successor or substitute. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) first, he shall pay the reasonable expenses of Trustee and a reasonable Trustee's fee or commission; (ii) second, he shall pay, so far as may be possible, the Indebtedness, discharging first that portion of the Indebtedness arising under the covenants or agreements herein contained and not evidenced by the Note; (iii) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the Indebtedness, or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part of the Indebtedness, this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness. At any such sale (1) Grantor hereby agrees, in its own behalf and in behalf of its heirs,

                                     E-xxiii
     executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (2) the purchaser may disaffirm any easement granted, or rental, lease or other contract made, in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract. Beneficiary may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee's or foreclosure sale hereunder, and the amount of Beneficiary's successful bid may be credited on the Indebtedness.

          (d) Lawsuits. Beneficiary may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

          (e) Entry on Mortgaged Property. Upon occurrence of an Event of Default hereunder, Beneficiary may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Beneficiary may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as the Beneficiary shall deem best; and in the exercise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary or its representatives.

          (f) Trustee or Receiver. Beneficiary may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged

     Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Paragraph 2.1 hereof.

          8.2 Tenancy at Will. In the event of a trustee's sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

          8.3 Substitute Trustee. If, for any reason, Beneficiary prefers to appoint a substitute Trustee hereunder, Beneficiary may, from time to time, by written instrument, appoint substitute Trustees, who shall succeed to all the estate, rights, powers, and duties of the original Trustee named herein. Such appointment may be executed by anyone acting in a representative capacity, and such appointment shall be conclusively presumed to have been executed with appropriate authority.

          8.4 INDEMNIFICATION OF TRUSTEE. EXCEPT FOR NEGLIGENCE OR WILLFUL MISCONDUCT, TRUSTEE SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OR ERROR OF JUDGMENT. TRUSTEE MAY RELY ON ANY DOCUMENT BELIEVED BY HIM IN GOOD FAITH TO BE GENUINE. ALL MONEY RECEIVED BY TRUSTEE SHALL, UNTIL USED OR APPLIED AS HEREIN PROVIDED, BE HELD IN TRUST, BUT NEED NOT BE SEGREGATED (EXCEPT TO THE EXTENT REQUIRED BY LAW), AND TRUSTEE SHALL NOT BE LIABLE FOR INTEREST THEREON. GRANTOR HEREBY INDEMNIFIES TRUSTEE AGAINST ALL LIABILITY AND EXPENSES THAT HE MAY INCUR IN THE PERFORMANCE OF HIS DUTIES HEREUNDER.

          8.5 Beneficiary's Right to Perform. Upon Grantor's failure to make a payment or perform an act required by the Loan Instruments, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action as it may deem necessary or appropriate.

          8.6 Reimbursement of Expenditure. If Beneficiary shall expend any money chargeable to Grantor or subject to reimbursement by Grantor under the terms of the Loan Instruments, Grantor shall repay the same to Beneficiary immediately at the place where the Note is payable, together with interest thereon at the Default Rate provided for in the Note.

          8.7 Other Rights. Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Instruments now or hereafter existing in equity or at law for the protection and preservation of the Mortgaged Property.

          8.8 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Loan Instruments and available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof), and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

          8.9 Rights and Remedies of Sureties. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas and Section 3.605 of the Texas Uniform Commercial Code pertaining to the rights and remedies of sureties.

                                    SECTION 9

                              HAZARDOUS SUBSTANCES

          9.1 Definitions. For the purposes of this Deed of Trust, Grantor, Beneficiary and Trustee agree that, unless the context otherwise specifies or requires, the following terms shall have the meaning herein specified:

          (a) "Governmental Requirements" shall mean all laws, ordinances, rules, and regulations of the United States, the State, the County, the City, or any other political subdivision, agency, or instrumentality exercising jurisdiction over Grantor, any Guarantor, or the Mortgaged Property, which laws, ordinances, rules and regulations are applicable to Grantor, any Guarantor, or the Mortgaged Property, including, without limitation, the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
     Section 6901 et seq.) ("RCRA"), as amended from time to time, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, the Federal Water Pollution Control Act, the Federal Environmental Pesticide Control Act, the Clean Water Act, the Clean Air Act, the Texas Natural Resource Code, the Texas Water Code, the Texas Solid Waste Disposal Act, and the Texas Oil and Hazardous Substances Spill Prevention and Control Act.

          (b) "Hazardous Materials" shall mean (i) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (iii) asbestos; (iv) polychlorinated biphenyls; (v) underground storage tanks, whether empty, filled or partially filled with any substance, (vi) any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Requirements; and (vii) any other substance which by any Governmental

     Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal.

          (c) "Hazardous Materials Contamination" shall mean the contamination in violation of Governmental Requirements (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, groundwater, air or other elements on or of the Mortgaged Property by Hazardous Materials, or the contamination in violation of Governmental Requirements of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Mortgaged Property.

          9.2 Grantor's Warranties. Grantor hereby represents and warrants that, to the best of its knowledge:

          (a) Except in accordance with all Government Requirements of Law or the terms of a valid permit, license, certificate, or approval of the requisite government authority, or as provided for in the Environmental Assessment Report (as that term is defined in the Loan Agreement and is hereafter used) no Hazardous Materials are located on the Mortgaged Property, and neither Grantor nor, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Mortgaged Property or any part thereof; except in accordance with all Governmental Requirements or the terms of a valid permit, license, certificate, or approval of the requisite governmental authority;

          (b) Except in accordance with all Governmental Requirements or the terms of a valid permit, license, certificate, or approval of the requisite governmental authority, or as provided for in the Environmental Assessment Report, no part of the Mortgaged Property is being used or, has been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials;

          (c) Except in accordance with all Governmental Requirements or the terms of a valid permit, license, certificate, or approval of the requisite governmental authority, or as provided for in the Environmental Assessment Report, no property adjoining the Mortgaged Property is being used, or has ever been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials;

          (d) No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Mortgaged Property. The Mortgaged Property is not currently on, and to Grantor's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Superfund" or "Superlien" list.

                                     E-xxvii

          9.3 Grantor's Covenants. Grantor agrees to (a) give notice to Beneficiary immediately upon Grantor's acquiring knowledge of the presence of any Hazardous Materials on the Mortgaged Property which are in violation of any Governmental Requirements or the terms of a valid permit, license, certificate, or approval of the requisite governmental authority or as provided for in the Environmental Assessment Report; (b) promptly comply with any Governmental Requirements requiring the removal, treatment or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Beneficiary with satisfactory evidence of such compliance; (c) provide Beneficiary, within thirty
(30) days after demand by Beneficiary, with a bond, letter of credit and similar financial assurance evidencing to Beneficiary's satisfaction that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Mortgaged Property as a result thereof; and (d) give notice to Beneficiary immediately upon Grantor's receipt of any complaint, order, citation or other notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Grantor or the Mortgaged Property from any person or entity, and, if the complaint, order, citation or notice is in writing, Grantor shall immediately deliver a copy thereof to Beneficiary.

          9.4 Site Assessments. Beneficiary (by its officers, employees and agents) at any time and from time to time after the occurrence of an Event of Default, may contract for the services of persons (the "Site Reviewers") to perform environmental site assessments ("Site Assessments") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such Mortgaged Property arising under any state, federal or local law, rule or regulation relating to Hazardous Materials. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments (the foregoing rights shall not be applicable during the continuance of an Event of Default unless applicable law requires otherwise). The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Grantor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing such Site Assessments shall be paid by Grantor upon demand of Beneficiary and any such obligations shall be Indebtedness secured by this Deed of Trust.

          9.5 INDEMNIFICATION. REGARDLESS OF WHETHER ANY SITE ASSESSMENTS ARE CONDUCTED HEREUNDER, IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, OR ANY REMEDIES IN

                                    E-xxviii

RESPECT OF THE MORTGAGED PROPERTY ARE EXERCISED BY BENEFICIARY, GRANTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS BENEFICIARY AND TRUSTEE FROM ANY AND ALL LIABILITIES (INCLUDING STRICT LIABILITY), ACTIONS, DEMANDS, PENALTIES, LOSSES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES, AND REMEDIAL COSTS), SUITS, COSTS OF ANY SETTLEMENT OR JUDGMENT AND CLAIMS OF ANY AND EVERY KIND WHATSOEVER WHICH MAY NOW OR IN THE FUTURE (WHETHER BEFORE OR AFTER THE RELEASE OF THIS DEED OF TRUST) BE PAID, INCURRED OR SUFFERED BY OR ASSERTED AGAINST BENEFICIARY OR TRUSTEE BY ANY PERSON OR ENTITY OR GOVERNMENTAL AGENCY FOR, WITH RESPECT TO, OR AS A DIRECT OR INDIRECT RESULT OF, THE PRESENCE ON OR UNDER, OR THE ESCAPE, SEEPAGE, LEAKAGE, SPILLAGE, DISCHARGE, EMISSION OR RELEASE FROM THE MORTGAGED PROPERTY OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS MATERIALS CONTAMINATION OR ARISE OUT OF OR RESULT FROM THE ENVIRONMENTAL CONDITION OF THE MORTGAGED PROPERTY OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS RELATING TO HAZARDOUS MATERIALS (INCLUDING, WITHOUT LIMITATION, CERCLA OR ANY FEDERAL, STATE OR LOCAL SO-CALLED "SUPERFUND" OR "SUPERLIEN" LAWS, STATUTE, LAW, ORDINANCE, CODE, RULE, REGULATION, ORDER OR DECREE), REGARDLESS OF WHETHER OR NOT CAUSED BY OR WITHIN THE CONTROL OF OR DETERMINED TO BE DUE TO THE NEGLIGENCE OF GRANTOR, BENEFICIARY OR TRUSTEE. THE REPRESENTATIONS, COVENANTS, WARRANTIES AND INDEMNIFICATIONS CONTAINED IN THIS
ARTICLE 9 SHALL SURVIVE THE RELEASE OF THIS DEED OF TRUST. THE FOREGOING INDEMNIFICATIONS SHALL NOT COVER LOSS CAUSED BY NEGLIGENCE OR WILLFUL MISCONDUCT BY BENEFICIARY OR ITS REPRESENTATIVES. NOTWITHSTANDING ANY OF THE FOREGOING TO THE CONTRARY, IN NO EVENT SHALL THE FOREGOING INDEMNIFICATION EXTEND TO ANY ACT OR OMISSION BY TRUSTEE OR BENEFICIARY WITH RESPECT TO ANY MORTGAGED PROPERTY SUBSEQUENT TO BENEFICIARY BECOMING THE OWNER OF SUCH MORTGAGED PROPERTY AND WITH RESPECT TO WHICH MORTGAGED PROPERTY SUCH LIABILITY, ACTION, DEMAND, PENALTY, LOSS, COST OR EXPENSE ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY BENEFICIARY.

          9.6 Beneficiary's Right to Remove Hazardous Materials. Beneficiary shall have the right but not the obligation, subsequent to an Event of Default, without in any way limiting Beneficiary's other rights and remedies under this Deed of Trust, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Mortgaged Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Mortgaged Property, or other action and/or which, in Beneficiary's sole opinion, could jeopardize Beneficiary's security under this Deed of

Trust. All reasonable costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Grantor upon demand.

            DATED AND EFFECTIVE AS OF the date first set forth above.

                                         HARTMAN REIT OPERATING
                                         PARTNERSHIP, L.P., a Delaware limited
                                         partnership


                                         By: Hartman Commercial Properties REIT,
                                             its general partner


                                         By:
                                            -----------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

THE STATE OF TEXAS     (S)
                       (S)
COUNTY OF              (S)
          ---------

          This instrument was acknowledged before me on this         day of
                                                             -------
            , 2003, by                             ,                          of
------------           ----------------------------  ------------------------
Hartman Commercial Properties REIT, a Texas real estate investment trust, on behalf of said real estate investment trust, as general partner of HARTMAN REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership.


                                         ---------------------------------------
                                         Notary Public, State of Texas

                                   EXHIBIT "A"

                                    [TO COME]

                                  Exhibit A - 1

                                   EXHIBIT "B"

                                    [TO COME]

                                       E-i